                                                                    EXHIBIT 10.2

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                            SENIOR CREDIT AGREEMENT

                                 dated as of

                                 June 26, 1997

                                     among

                        CHANCELLOR BROADCASTING COMPANY,

                                  as Borrower,

                            THE LENDERS named herein

                                      and

                  BANKERS TRUST NEW YORK CORPORATION, as Agent



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
                               TABLE OF CONTENTS

Section          Heading                                                                                             Page
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
RECITALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

SECTION 1  DEFINITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.1.  Certain Defined Terms  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         1.2.  Accounting Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         1.3.  Other Definitional Provisions; Anniversaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

SECTION 2  AMOUNT AND TERMS OF BRIDGE LOAN COMMITMENT AND BRIDGE LOAN; NOTES  . . . . . . . . . . . . . . . . . . . .  27
         2.1.  Bridge Loan and Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 A.  Bridge Loan Commitment; Ranking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 B.  Notice of Borrowing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 C.  Disbursement of Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 D.  Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 E.  Maturity of Bridge Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 F.  Pro Rata Borrowings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         2.2.  Interest on the Bridge Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 A.  Rate of Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 B.  Interest Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 C.  Post-Maturity Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         2.3.  Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         2.4.  Prepayments and Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 A.  Prepayments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 B.  Manner and Time of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 C.  Payments on Non-Business Days  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 D.  Notation of Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         2.5.  Use of Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 A.  Bridge Loan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 B.  Margin Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION 3  CONDITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3.1.  Conditions to Loan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

SECTION 4  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         4.1.  Organization and Good Standing; Capitalization . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.2.  Authorization and Power  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         4.3.  No Conflicts or Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         4.4.  Enforceable Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.5.  Properties; Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         4.6.  Financial Condition  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         4.7.  Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44





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
Section          Heading                                                                                             Page
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
         4.8.  No Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         4.9.  Compliance with Contracts, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         4.10.  No Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         4.11.  Use of Proceeds; Margin Stock, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         4.12.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         4.13.  ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         4.14.  Compliance with Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         4.15.  Government Regulation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         4.16.  Capital Structure and Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         4.17.  Intellectual Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         4.18.  Environmental Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         4.19.  Survival of Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         4.20.  Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         4.21.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         4.22.  Labor Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         4.23.  Broker's or Finder's Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

SECTION 5  AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         5.1.  Financial Statements and Other Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         5.2.  Corporate Existence, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         5.3.  Payment of Taxes and Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         5.4.  Maintenance of Properties; Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         5.5.  Inspection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         5.6.  Equal Security for Loan and Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         5.7.  Compliance with Laws, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         5.8.  Maintenance of Accurate Records, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         5.9.  ERISA Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         5.10.  Register  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         5.11  Environmental Covenants. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

SECTION 6  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         6.1.  Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         6.2.  Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         6.3.  Restricted Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         6.4.  Investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         6.5.  Contingent Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         6.6.  Restriction on Fundamental Changes, Asset Purchases or Sales . . . . . . . . . . . . . . . . . . . . .  67
         6.7. Limitation on Dividend and Other Payment Restrictions Affecting Subsidiaries  . . . . . . . . . . . . .  68
         6.8.  Restrictions on Additional Acquisitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         6.9.  Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
         6.10.  Subsidiary Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         6.11.  Business Activities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         6.12.  Asset Sales . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71





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
Section          Heading                                                                                             Page
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
SECTION 7  EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         7.1.  Failure To Make Payments When Due  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         7.2.  Default in Other Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         7.3.  Breach of Certain Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         7.4.  Breach of Warranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         7.5.  Other Defaults Under This Agreement or the Notes . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         7.6.  FCC Denial . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         7.7. Involuntary Bankruptcy; Appointment of Custodian, Etc.  . . . . . . . . . . . . . . . . . . . . . . . .  74
         7.8. Voluntary Bankruptcy; Appointment of Custodian, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . .  74
         7.9.  Judgments and Attachments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         7.10.  Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75

SECTION 8  THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         8.1.  Appointment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         8.2.  Delegation of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
         8.3.  Exculpatory Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         8.4.  Reliance by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         8.5.  Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         8.6.  Nonreliance on Agent and Other Lenders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  77
         8.7.  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         8.8.  Agent in Its Individual Capacity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  78
         8.9.  Resignation of the Agent; Successor Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79

SECTION 9  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         9.1.  Representation of the Lenders  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         9.2. Participations in and Assignments or Syndication of the Bridge Loan and Notes . . . . . . . . . . . . .  79
         9.3.  Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  81
         9.4.  Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         9.5.  Setoff . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         9.6.  Amendments and Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         9.7.  Independence of Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         9.8.  Entirety . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         9.9.  Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         9.10.  Survival of Warranties and Certain Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         9.11. Failure or Indulgence Not Waiver; Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . .  85
         9.12.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         9.13.  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         9.14.  Applicable Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86
         9.15. Successors and Assigns; Subsequent Holders of Notes  . . . . . . . . . . . . . . . . . . . . . . . . .  86
         9.16.  Counterparts; Effectiveness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  86





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
Section          Heading                                                                                             Page
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
         9.17. Consent to Jurisdiction; Venue; Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . .  86
         9.18.  Payments Pro Rata . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         9.19.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         9.20.  Waiver of Stay, Extension or Usury Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         9.21.  Confidentiality . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  91
         9.22.  Judgment Currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92
         9.23.  Replacement of Lenders Under Certain Circumstances. . . . . . . . . . . . . . . . . . . . . . . . . .  92

SIGNATURE PAGES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

SCHEDULES
A        EXISTING LIENS
B        EXISTING INVESTMENTS
C        INTELLECTUAL PROPERTY
D        ENVIRONMENTAL MATTERS
E        PERMITS
F        EXISTING INDEBTEDNESS

EXHIBITS

  I      FORM OF BRIDGE NOTE
 II      FORM OF COMPLIANCE CERTIFICATE
III      FORM OF NOTICE OF BORROWING
 IV      FORM OF OPINION OF WEIL, GOTSHAL & MANGES LLP -
           COUNSEL FOR THE COMPANY
  V      FORM OF OPINION OF CAHILL GORDON & REINDEL - COUNSEL FOR THE LENDER
 VI      OFFICERS' CERTIFICATE
VII      SECRETARY CERTIFICATE

                 This Senior Credit Agreement is dated as of June 26, 1997, and entered into by and among CHANCELLOR BROADCASTING COMPANY, a Delaware corporation (the "Company"), the Lenders named on the signature pages hereto (collectively, the "Lenders") and Bankers Trust New York Corporation ("Bankers Trust"), as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

         WHEREAS, the Company desires that the Lenders extend a senior credit facility to the Company in connection with the Acquisition (as defined herein);

         NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereby agree as follows:

SECTION 1  DEFINITIONS

1.1.  Certain Defined Terms

         The following terms used in this Agreement shall have the following meanings:

         "Acquisition" means the acquisition pursuant to the Acquisition Agreement by Chancellor of certain subsidiaries of Viacom International Inc. that own and operate radio broadcast stations in Los Angeles, California, Chicago, Illinois, and Detroit, Michigan.

         "Acquisition Agreement" means the Joint Purchase Agreement dated February 19, 1997 by and between the Company, Chancellor, Evergreen and Evergreen L.A. relating to the Acquisition.

         "Affiliate," as applied to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with, that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means (i) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (ii) the ownership of more than 10% of the voting securities of that Person; provided that neither Bankers Trust nor any of its Affiliates shall be treated as an Affiliate of the Company or of any Subsidiary of the Company.

         "Agent" has the meaning ascribed to such term in the introduction to this Agreement.

         "Agreement" means this Senior Credit Agreement dated as of June 26, 1997, as it may be amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "Amount of Unfunded Benefit Liability" means, with respect to any Pension Plan, (i) if set forth on the most recent actuarial valuation report with respect to such Pension Plan, the amount of unfunded benefit liabilities (as defined in Section 4001(a)(18) of ERISA) and (ii) otherwise, the excess of
(a) the greater of the current liability (as defined in Section 412(l)(7) of the Internal Revenue Code) or the actuarial present value of the accrued benefits with respect to such Pension Plan over (b) the market value of the assets of such Pension Plan.

         "Asset Sale" means any direct or indirect sale, issuance, conveyance, lease, assignment, transfer or other disposition for value (including, without limitation, pursuant to any amalgamation, merger or consolidation or pursuant to any sale-and-leaseback transaction, but excluding the granting of any Lien), not including the granting of a Lien, by the Company or by any of its Subsidiaries to any Person other than the Company or any of its Wholly Owned Subsidiaries (any such transaction, a "disposition") of (i) any of the stock of any of the Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of the Company or of any of its Subsidiaries or
(iii) any other assets (whether tangible or intangible) of the Company or of any of its Subsidiaries; excluding any disposition of stock or assets in any single transaction or related series of transactions the aggregate value of which is equal to $1,000,000 or less.

         "Bank Financing" means the secured loan facilities made available to Chancellor in the committed amount of $750 million pursuant to the Bank Financing Documents.

         "Bank Financing Document" means the Amended and Restated Credit Agreement among the Company, Chancellor, various Banks, Goldman Sachs Credit Partners L.P., as Documentation Agent, NationsBank of Texas, N.A. and Toronto Dominion (Texas), Inc., as Syndication Agent and Bankers Trust Company, as Managing Agent and Arranger, dated as of February 14, 1996 and Amended and Restated as of January 23, 1997 and further Amended and Restated as of July 2, 1997, relating to the Bank Financing and the other related documents executed in connection therewith, in each case as in effect on the Closing Date.

         "Bankers Trust" means Bankers Trust New York Corporation, as Agent for the Lenders hereunder.

         "Bankruptcy Law" means Title 11 of the United States Code entitled "Bankruptcy," as now and hereafter in effect, or any successor statute or any other United States federal, state or local law or the law of any other jurisdiction relating to bankruptcy, insolvency, winding-up, liquidation, reorganization or relief of debtors, whether in effect on the date hereof or hereafter.

         "Bankruptcy Order" means any court order made in a proceeding pursuant to or within the meaning of any Bankruptcy Law, containing an adjudication of bankruptcy or insolvency, or providing for liquidation, winding-up, dissolution or reorganization, or appointing a custodian of a debtor or of all or any substantial part of a debtor's property, or providing for the staying, arrangement, adjustment or composition of indebtedness or other relief of a debtor.

         "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any duly authorized committee of that Board.

         "Borrowing" shall mean the borrowing of a Bridge Loan from all of the Lenders having a Bridge Loan Commitment on a given date.

         "Bridge Commitment Letter" means the letter dated May 30, 1997 governing the commitment of Bankers Trust to provide the Bridge Loan to the Company.

         "Bridge Loan" has the meaning ascribed to such term in Section 2.1A.

         "Bridge Loan Commitment" has the meaning ascribed to such term in
Section 2.1A.

         "Business Day" means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of New York, New York or is a day on which banking institutions therein located are authorized or required by law or other governmental action to close.

         "Capital Lease," as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person.

         "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including, without limitation, each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

         "Capitalized Lease Obligation" means obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations determined in accordance with GAAP.

         "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor's Corporation or at least P-1 from Moody's Investors Service, Inc.; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $200,000,000; (v) repurchase obligations with a term of not more than ninety days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause
(iv) above; and (vi) investments in money market funds that invest substantially all their assets in securities of the types described in clauses
(i) through (v) above.

         "Cash Proceeds" means, with respect to any Asset Sale, cash payments (including any cash received by way of deferred payment pursuant to, or amortization of, a note receivable or otherwise but only as and when so received) received from such Asset Sale.

         "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

         "Chancellor" means Chancellor Radio Broadcasting Company, a Delaware corporation and wholly owned subsidiary of the Company.

         "Chancellor Broadcasting Licensee" means Chancellor Broadcasting Licensee Company, a Delaware corporation.

         "Chancellor Indentures" means the indenture dated as of February 14, 1996 by and among Chancellor, the guarantor named therein and U.S. Trust Company of Texas, N.A. as trustee, under which Chancellor's 9 3/8% Senior Subordinated Notes due 2004 were issued as in effect on the date hereof and the indenture dated as of June 24, 1997 by and among Chancellor, the guarantors named therein and U.S. Trust Company of Texas, N.A. as trustee, under which Chancellor's 8 3/4% Senior Subordinated Notes due 2007 were issued as in effect on the date hereof.

         "Chancellor Media" means Chancellor Media Corporation as the survivor of the Evergreen Merger.

         "Change of Control" means (i) the Company shall cease to own beneficially 100% of the capital stock (other than the Series A Exchangeable Preferred Stock and the Exchangeable Preferred Stock) of Chancellor, or Chancellor or a Wholly Owned Subsidiary of the Company shall cease to own beneficially 100% of the capital stock of the Chancellor Broadcasting Licensee,
(ii) for any reason whatsoever any "Person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding HM Group, is or becomes the "beneficial owner" (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than the greater of (x) 15% of the then outstanding Voting Stock of the Company or (y) the percentage of the then outstanding Voting Stock of the Company owned beneficially by the HM Group, (iii) the Board of Directors of the Company shall cease to consist of a majority of Continuing Directors, (iv) a "Change of Control" under and as defined in the Series A Exchangeable Preferred Stock Documents, the Exchangeable Preferred Stock Documents or after any issuance thereof, the 12-1/4% Junior Exchange Debentures or 12% Junior Exchange Debentures shall have occurred or (v) the Evergreen Transaction shall have been consummated.

         "Change of Control Date" has the meaning ascribed to such term in
Section 2.4A(iv).

         "Change of Control Offer" has the meaning ascribed to such term in
Section 2.4A(iv).

         "Closing Date" means July 2, 1997.

         "Commission" means the Securities and Exchange Commission.

         "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of, such Person's common stock, whether outstanding on the Closing Date or issued after the Closing Date, and includes, without limitation, all series and classes of such common stock.

         "Communications Act" means the Communications Act of 1934, as amended, and any successor statute.

         "Company" has the meaning ascribed to such term in the introduction to this Agreement.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit II delivered to the Agent by the Company pursuant to Section 5.1(vi)(b).

         "Contested Claim" means any Tax, Indebtedness or other claim or liability (i) the validity or amount of which is being diligently contested in good faith, (ii) for which adequate reserve, or other appropriate provision, if any, as required in conformity with GAAP shall have been made and (iii) with respect to which any right to execute upon or sell any assets of the Company or of any of its Subsidiaries has not matured or has been and continues to be effectively enjoined, superseded or stayed.

         "Contingent Obligation," as applied to any Person, means any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or
(iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or dis-charge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence, provided, however, that the term "Contingent Obligation" shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the maximum reasonably anticipated liability in respect thereto (assuming the primary obligor is required to perform thereunder) as determined in good faith.

         "Continuing Director" means, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Company on the Closing Date, (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election or (iii) is a member of the HM Group.

         "Contractual Obligation," as applied to any Person, means any provision of any Securities issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

         "Controlled Group" means (i) a controlled group of corporations as defined in Section 1563(a) of the Internal Revenue Code or (ii) a group of trades or businesses under common control, as defined in Section 414(c) of the Internal Revenue Code, of which the Company is a part or becomes a part.

         "Covered Taxes" shall have the meaning ascribed to such term in
Section 9.19.

         "Currency Agreement" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect the Company against fluctuations in currency values.

         "Custodian" means any receiver, interim receiver, receiver and manager, trustee, assignee, liquidator, sequestrator or similar official charged with maintaining possession or control over property for one or more creditors, whether under any Bankruptcy Law or otherwise.

         "Defaulting Lender" means any Lender with respect to which a Lender Default is in effect.

         "Dinetz" means Mr. Steven Dinetz.

         "Disqualified Capital Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event (other than an event that would constitute a Change of Control), (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except upon the occurrence of a Change of Control), in whole or in part, on or prior to the final maturity date of the Notes or (ii) is convertible into or exchangeable for (at the option of the holder thereof) (a) debt securities or (b) any Capital Stock referred to in (i) above, in each case at any time prior to the final maturity of the Notes; provided that only the portion of Capital Stock that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such final maturity date shall be deemed to be Disqualified Capital Stock.

         "Dollars" or the sign "$" means the lawful money of the United States of America.

         "Eligible Assignee" means (A) (i) a commercial bank organized under the laws of the United States of America or any state thereof; (ii) a savings and loan association or savings bank organized under the laws of the United States or any state thereof; (iii) a commercial bank organized under the laws of any other country or a political subdivision thereof; provided that (x) such bank is acting through a branch or agency located in the United States or (y) such bank is organized under the laws of a country that is a member of the Organization for Economic Cooperation and Development or a political subdivision of such country; and (iv) any other entity that is an "accredited investor" (as defined in Regulation D under the Securities Act of 1933) that extends credit or buys loans as one of its businesses, including, but not limited to, insurance companies, mutual funds and lease financing companies, in each case (under clauses (i) through (iv) above) that is reasonably acceptable to the Company and the Agent; and (B) the Lenders and any Affiliate of the Lenders.

         "EMHC" means Evergreen Mezzanine Holdings Corporation, a Delaware corporation and wholly owned subsidiary of Evergreen.

         "Employee Benefit Plan" means any "employee benefit plan" as defined in Section 3(3) of ERISA (i) that is, or, at any time within the five calendar years immediately preceding the date hereof, was at any time, maintained or contributed to by the Company or Chancellor or any of their respective ERISA Affiliates or (ii) with respect to which the Company or its Subsidiaries retains any liability, including any potential joint and several liability as a result of an affiliation with an ERISA Affiliate or a party that would be an ERISA Affiliate except for the fact the affiliation ceased more than five calendar years prior to the date hereof.

         "Environmental Claim" means any and all administrative, regulatory or judicial actions, suits, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation,
(a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages (including, without limitation, natural resource damages), cost recovery, or fines or other penalties pursuant to any applicable Environmental Law, and (b) and all Claims by any third party seeking damages including, without limitation, natural resource damages), cost recovery, or fines or other penalties], contribution, indemnification, cost recovery, compensation, injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials (including, without limitation, the emission, discharge, release, threatened release, use, handling, transportation, storage or disposal of Hazardous Materials).

         "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline or written policy, and any rule of common law, in the case of each of the foregoing now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, to the extent such order, decree or judgment is binding on the Company or Chancellor, relating to the environment, employee health and safety or Hazardous Material, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C.
Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section [11001] et seq.; the Hazardous materials Transportation Act, 49 U.S.C. Section 1801 et seq.; and the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; (to the extent it regulates occupational exposure to Hazardous Materials); and any state or local coun-terparts or equivalents, in each case as amended from time to time.

         "Environmental Lien" means a Lien in favor of a Tribunal or other Person (i) for any liability under an Environmental Law or (ii) for damages arising from or costs incurred by such Tribunal or other Person in response to a release or threatened release of hazardous or toxic waste, substance or constituent into the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

         "ERISA Affiliate," as applied to any Person, means (i) any corporation that is, or was at any time within the five calendar years immediately preceding the date hereof, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time within the five calendar years immediately preceding the date hereof, a member; (ii) any trade or business (whether or not incorporated) that is, or was at any time within the five calendar years immediately preceding the date hereof, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time within the five calendar years immediately preceding the date hereof, a member; and (iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time within the five calendar years immediately preceding the date hereof, a member.

         "ERISA Event" means (i) a Reportable Event; (ii) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code) or the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan or the failure to make any required contribution to a Multiemployer Plan; (iii) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (iv) the withdrawal by the Company or any of its respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability pursuant to Sections 4063 or 4064 of ERISA; (v) the institution by the PBGC of proceedings to terminate any Pension Plan, or the occurrence of any event or condition which might reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (vi) the imposition of liability on the Company or any of its respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (vii) the withdrawal by the Company or any of its respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by the Company or any of its respective ERISA Affiliates of notice from any Multiemployer Plan that it is in reorganization or insolvency pursuant to
Section 4241 or 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (viii) the occurrence of an act or omission that could reasonably be expected to give rise to the imposition on the Company or any of its respective ERISA Affiliates of material fines, penalties, taxes or related charges under Chapter 43 of the Internal Revenue Code or under Section 409 or 502(c), (i) or (l) or 4071 of ERISA in respect of any Employee Benefit Plan; (ix) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against the Company or any of its respective ERISA Affiliates in connection with any such Employee Benefit Plan; (x) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under
Section 401(a) of the Internal Revenue Code, or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under
Section 501(a) of the Internal Revenue Code; or (xi) the imposition of a material Lien pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan.

         "Event of Default" means each of the events set forth in Section 7.

         "Evergreen" means Evergreen Media Corporation, a Delaware corporation and the direct or indirect holding company of Evergreen L.A.

         "Evergreen L.A." means Evergreen Media Corporation of Los Angeles, a Delaware corporation.

         "Evergreen Merger" means each of (i) the merger of the Company with and into EMHC with EMHC as the surviving company and the merger of Chancellor with and into Evergreen L.A. with Evergreen L.A. as the surviving company, each pursuant to the Merger Agreement.

         "Evergreen-Viacom Acquisition" means the acquisition by Evergreen of the radio broadcasting assets of Viacom International Inc. relating to operations in New York, New York, and Washington, D.C.

         "Evergreen-Viacom Acquisition Agreements" has the meaning ascribed to such term in Section 3.1H.

         "Evergreen-Viacom Transactions" means the Evergreen Viacom Acquisition and the related financing.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

         "Exchangeable Preferred Stock" shall mean Chancellor's 12% Exchangeable Preferred Stock due 2009.

         "Exchangeable Preferred Stock Documents" shall mean each document relating to the Exchangeable Preferred Stock (including, without limitation, the 12% Junior Exchange Debenture Indenture and all documents relating thereto).

         "Facilities" means any and all real property (including, without limitation, all buildings, fixtures or other improvements located thereon) now, hereafter or heretofore owned, leased, operated or used by the Company, its Subsidiaries or any of their respective predecessors in interest.

         "FCC" shall mean the Federal Communications Commission or any successor thereto.

         "Foreign Plans" means any plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, either the Company or Chancellor with respect to employees employed outside the United States.

         "GAAP" means those generally accepted accounting principles and practices that are recognized as such by The Financial Accounting Standards Board and that are consistently applied for all periods after the date hereof so as to properly reflect the financial conditions, and the results of operations and changes in financial position, of the Company and its Subsidiaries, except that any accounting principle or practice changed with the concurrence of the Company's independent public accountants or required to be changed in order to continue as a generally accepted accounting principle or practice may be so changed.

         "Hazardous Material" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas, and (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law.

         "HM Group" shall mean, collectively, (i) Hicks, Muse, Tate & Furst Incorporated, its Affiliates and Dinetz taken as a whole, (ii) so long as Hicks, Muse, Tate & Furst Incorporated, its Affiliates and Dinetz taken as a whole possess sole voting right with respect to the Voting Stock held by each such individual, such individuals who are or were employees, officers, directors or partners of Hicks, Muse, Tate & Furst Incorporated or such Affiliate and the family members of such individuals or trusts created for the sole benefit of such family members and (iii) so long as Hicks, Muse, Tate & Furst Incorporated, its Affiliates and Dinetz taken as a whole possess sole voting right with respect to the Voting Stock of Holdings held by each such Person, any Person not otherwise described by clauses (i) and (ii) above, provided that the aggregate number of shares held by all such Persons in accordance with this clause (iii) at any time shall not exceed 3% of the aggregate number of shares held by the Persons described in clauses (i) and
(ii) above at such time.

         "Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," "Incurrable" and "Incurring" shall have meanings correlative to the foregoing); provided that any amendment, modification or waiver of any document pursuant to which Indebtedness was previously Incurred shall only be deemed to be an Incurrence of Indebtedness if and to the extent such amendment, modification or waiver (i) increases the principal thereof or interest rate or premium payable thereon or (ii) changes to an earlier date the stated maturity thereof or accelerates the time within which such Indebtedness shall be redeemed other then in connection with a Permitted Refinancing; provided, further, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary of the Company (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary of the Company.

         "Indebtedness" means, with respect to any Person, without duplication,
(i) all indebtedness, obligations and li-abilities of such Person for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet of such Person in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit, whether or not representing obligations for borrowed money, of such Person, (iv) any indebtedness, obligation or liability of such Person owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months (or a longer period of up to one year, if such terms are available from suppliers in the ordinary course of business) from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, (v) all indebtedness, obligations and liabilities secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person, except that "Indebtedness" shall not include trade payables and accrued liabilities incurred in the ordinary course of business for the purchase of goods or services that are not secured by a Lien other than Liens permitted under Section 6.2 and obligations under Interest Rate Agreements and Currency Agreements (which constitute Contingent Obligations, not Indebtedness), (vi) guarantees of such Person in respect of Indebtedness of other Persons and (vii) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined reasonably and in good faith by the board of directors of the issuer of such Disqualified Capital Stock.

         "Indemnified Liabilities" has the meaning ascribed to such term in
Section 9.4.

         "Indemnitees" has the meaning ascribed to such term in Section 9.4.

         "Independent Financial Advisor" means a firm (i) that does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company or its Subsidiaries and (ii) that, in the judg-ment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

         "Intellectual Property" means all patents, trademarks, tradenames, copyrights, technology, know-how and processes used in or necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted or as proposed to be conducted that are material to the condition (financial or otherwise), business, operations or prospects of the Company and its Subsidiaries, taken as a whole.

         "Intercompany Indebtedness" means any Indebtedness of the Company or any Subsidiary of the Company that, in the case of the Company, is owing to any Wholly Owned Subsidiary of the Company and that, in the case of any such Subsidiary, is owing to the Company or any Wholly Owned Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Wholly Owned Subsidiary of the Company owns or holds such Indebtedness, or holds any Lien in respect thereof, such Indebtedness shall no longer be Intercompany Indebtedness permitted to be Incurred pursuant to Section 6.1(iv).

         "Interest Rate Agreement" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Company or any of its Subsidiaries against fluctuations in interest rates.

         "Interest Rate Determination Date" means, with respect to any Quarterly Period, the second Business Day on which banks in New York and London are open prior to the first Business Day of such Quarterly Period.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor code or statute.

         "Investment" means (i) any direct or indirect purchase or other acquisition of, or of a beneficial interest in, any Securities of any other Person or (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business), extension of credit or capital contribution to any other Person, including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

         "Joint Venture" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that, as to any such arrangement in corporate form, such corporation shall not, as to any Person of which such corporation is a Subsidiary, be considered to be a Joint Venture to which such Person is a party.

         "Judgment Currency" shall have the meaning ascribed to such term in
Section 9.22.

         "Laws" means all applicable statutes, laws, ordinances, regulations, rules, orders, judgments, writs, injunctions or decrees of any state, commonwealth, nation, territory, possession, province, county, parish, town, township, village, municipality or Tribunal, and "Law" means each of the foregoing.

         "Lender Default" shall mean (i) the refusal (which has not been retracted) of a Lender to make available its portion of any Borrowing or (ii) a Lender having notified in writing the Borrower and/or the Agent that it does not intend to comply with its obligations under Section 2.1A as a result of any takeover of such Lender by any regulatory authority or agency.

         "Lenders" has the meaning ascribed to that term in the introduction to this Agreement and shall include any assignee of the Bridge Loan, the Notes or the Bridge Loan Commitment to the extent of such assignment.

         "Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

         "LIBOR" means for each Quarterly Period, the rate determined on the basis of the offered rates for deposits in Dollars for a period of three months that appear on the Reuters Screen LIBO Page as of 11:00 a.m., London time, on the Interest Rate Determination Date for such Quarterly Period. If at least two rates appear on the Reuters Screen LIBO Page, the rate for such Quarterly Period will be the arithmetic mean of such rates rounded upwards, if necessary, to the nearest 1/16 of 1%. If fewer than two rates appear on the Reuters Screen LIBO Page, then such rate shall equal the arithmetic mean (rounded upward to the nearest 1/16 of 1%) of the interest rates per annum at which deposits in Dollars for a period of three months are offered by Bankers Trust or its designees at approximately 11:00 a.m., London time, on such Interest Rate Determination Date to first class banks in the London interbank market.

         "Litigation" means any action, suit, proceeding, claim, lawsuit and/or investigation conducted by or before any Tribunal.

         "Loan Documents" means this Agreement and the Notes.

         "Margin Stock" has the meaning assigned to that term in Regulation U and Regulation G of the Board of Governors of the Federal Reserve System as in effect from time to time.

         "Material Adverse Change" means a material adverse change in the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

         "Material Adverse Effect" means (i) a material adverse effect upon the business, operations, properties, assets, prospects or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole, or (ii) the impairment of the ability of the Company and its Subsidiaries, taken as a whole, to perform, or the impairment of the ability of the Agent or Lenders to enforce, the Obligations.

         "Material Subsidiary" means, with respect to any accounting period, any Subsidiary of the Company (i) whose revenues constitute greater than 10% of the aggregate dollar value of the revenues of Company and its Subsidiaries, taken as a whole, for such accounting period or (ii) the fair market value of whose assets at any time during such accounting period is greater than 10% of the fair market value of all of the assets of Company and its Subsidiaries at such time.

         "Maturity Date" has the meaning ascribed to such term in Section 2.1E.

         "Maximum Cash Interest Rate" means an interest rate of 18% per annum; provided that in computing such interest rate, fees paid to the Lenders shall not be deemed an interest payment.

         "Merger Agreement" means the Agreement and Plan of Merger dated as of February 19, 1997 among Chancellor, the Company, Evergreen and Evergreen L.A., as such agreement may be amended, modified or supplemented from time to time.

         "Monitoring and Oversight Agreements" has the meaning ascribed to such term in Section 6.9(iv).

         "Multiemployer Plan" means a Pension Plan that is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds" means, with respect to any Asset Sale, (a) Cash Proceeds of such Asset Sale net of bona fide direct costs of such sale including, but not limited to, (i) income taxes reasonably estimated to be actually payable as a result of such Asset Sale within two years of the date of such Asset Sale, (ii) payment of the outstanding principal amount of, premium or penalty, if any, and interest on, any Indebtedness that is secured by a Lien on the stock or assets in question and (iii) reasonable transaction costs (including, without limitation, an underwriting, brokerage or other customary selling commissions and reasonable legal, advisory and other fees and expenses, including title and recording expenses and reasonable expenses incurred for preparing such assets for sale, associated therewith), and (b) excluding any portion of any such Cash Proceeds that the Company determines in good faith should be reserved for post-closing adjustments (to the extent that the Company delivers to the Lenders a certificate signed by an Officer as to such determination), it being understood and agreed that on the day that all such post-closing adjustments have been determined (which shall not be later than six months following the date of the respective asset sale), the amount (if any) by which the reserved amount in respect of such sale or disposition exceeds the actual post-closing adjustments payable by the Company or any of its Subsidiaries shall constitute Net Cash Proceeds on such date).

         "Notes" has the meaning ascribed to such term in Section 2.1D and shall include any Notes executed in connection with any assignment of the Bridge Loan, the Notes or the Bridge Loan Commitment, as applicable.

         "Notice of Borrowing" means a notice substantially in the form of
Exhibit III with respect to a proposed borrowing.

         "Obligations" means all obligations of every nature of the Company from time to time owed to the Lenders under the Loan Documents, whether for principal, reimbursements, interest, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct, indirect, contingent, fixed or otherwise (including obligations of performance).

         "Offer Payment Date" has the meaning ascribed to such term in Section 2.4A(iv).

         "Officer" means, as applicable to any corporation, the Chairman of the Board, the President, any Vice President, the Chief Financial Officer, the Controller, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of such corporation.

         "Officers' Certificate" means, as applied to any corporation, a certificate executed on behalf of such corporation by two Officers; provided that every Officers' Certificate with respect to the compliance with a condition precedent to the making of the Bridge Loan hereunder shall include
(i) a statement that the officer or officers making or giving such Officers' Certificate have read such condition and any definitions or other provisions contained in this Agreement relating thereto, (ii) a statement that, in the opinion of the signers, they have made or have caused to be made such examination or investigation as is necessary to enable them to express an informed opinion as to whether or not such condition has been complied with and
(iii) a statement as to whether, in the opinion of the signers, such condition has been complied with.

         "Original Credit Agreement" shall mean the Credit Agreement dated as of February 19, 1996 among the Company, Chancellor, the Banks (as defined therein) from time to time party thereto, and Bankers Trust Company, as Managing Agent.

         "Other Taxes" has the meaning ascribed to such term in Section 9.19.

         "Pari Passu Indebtedness" means, with respect to the Company, Indebtedness that ranks pari passu in right of payment with the Bridge Loan.

         "Payment Office" shall mean the office of the Agent located at One Bankers Trust Plaza, New York, New York 10006 or such other office as the Agent may designate to the Company and the Lenders from time to time.

         "Payment Restriction" has the meaning ascribed to such term in Section 6.7.

         "PBGC" means the Pension Benefit Guaranty Corporation and any successor to all or any of the Pension Benefit Guaranty Corporation's functions under ERISA.

         "Pension Plan" means an employee pension benefit plan as defined in
Section 3(2) of ERISA that is subject to the provisions of Title IV of ERISA and that is maintained for employees of the Company, any Subsidiary of the Company or any member of the Controlled Group.

         "Permits" has the meaning ascribed to such term in Section 4.20.

         "Permitted Encumbrances" means (i) Liens existing on the Closing Date set forth on Schedule A to the extent and in the manner such Liens are in effect on the Closing Date; (ii) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by Section 5.3; (iii) statutory Liens of landlords and banks and rights of offset, and Liens of carriers, warehousemen, workmen, repairmen, mechanics and materialmen and other Liens imposed by law incurred in the ordinary course of business to secure such Indebtedness; provided, that such Liens (x) do not in the aggregate materially detract from the value of the Company's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Company or such Subsidiary or (y) are the subject of a Contested Claim; (iv) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, utility payments, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money); (v) any attachment or judgment Lien not constituting an Event of Default; (vi) licenses, leases or subleases granted to others not interfering in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; (vii) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Company and its Subsidiaries, taken as a whole; (viii) any (a) interest or title of a lessor or sublessor, licensee or licensor under any lease or licenses agreement, (b) restriction or encumbrance that the interest or title of such lessor or sublessor, licensee or licensor may be subject to (including without limitation licenses agreements, ground leases or other prior leases of the demised premises, mortgages, mechanics' liens, tax liens, and easements), or (c) subordination of the interest of the lessee or sublessee under such lease to any restrictions or encumbrance referred to in the preceding clause (b); (ix) Liens arising from filing UCC financing statements for precautionary purposes relating solely to true leases of personal property permitted by this Agreement under which the Company or any of its Subsidiaries is a lessee; (x) any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property; (xi) Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Company and its Subsidiaries; (xii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business;
(xiii) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof; (xiv) Liens encumbering customary initial deposits and margin deposits, and other Liens incurred in the ordinary course of business that are within the general parameters customary in the industry, in each case securing Indebtedness under interest swap obligations and foreign exchange agreements and forward contracts, option futures contracts, futures options or similar agreements or arrangements designed to protect the Company or any Subsidiary from fluctuations in the price of commodities; (xv) Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Company or any Subsidiary in the ordinary course of business in accordance with past practices; (xvi) Liens to secure Permitted Refinancing Indebtedness to the extent the Indebtedness Refinanced was secured and such Liens do not extend to any property other than the property that was subject to the Lien under the Indebtedness being Refinanced; (xvii) licenses of patents, trademarks and other intellectual property rights granted by the Company or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Company or any such Subsidiary; (xx) statutory, contractual and common law landlords' liens under leases to which the Company or any of its Subsidiaries is a party; and (xxi) Liens securing purchase money indebtedness.

         "Permitted Holders" means Hicks, Muse, Tate & Furst Incorporated and its Affiliates.

         "Permitted Indebtedness" has the meaning assigned to such term in
Section 6.1.

         "Permitted Investments" means (a) Investments in cash and Cash Equivalents; (b) Investments by the Company or by any Subsidiary of the Company in any Person that is or will become immediately after such Investment a Wholly Owned Subsidiary of the Company that has not Incurred (and will not Incur as a result of or in connection with such transaction) any Indebtedness (other than Indebtedness permitted to be Incurred by such Subsidiary under Section 6.1); provided that (x) such Investment shall be a Permitted Investment only for so long as any such Subsidiary in which the Investment has been made meets the conditions set forth above and (y) no Investment in any such Person or Subsidiary (including any transaction pursuant to which any Person becomes a Subsidiary of the Company) will be a Permitted Investment if and for so long as such Subsidiary is or would be subject to any Payment Restriction not permitted by Section 6.7; (c) any Investments in the Company by any Subsidiary of the Company; provided that any Indebtedness of the Company for payment in respect of such Investment is subordinated in right of payment, pursuant to a written agreement, to the

Company's Obligations; (d) Investments made by the Company or by its Subsidiaries out of the Net Cash Proceeds of an Asset Sale made in compliance with Section 6.12; and (e) Intercompany Indebtedness by and between the Company and its Subsidiaries.

         "Permitted Refinancing Indebtedness" means (A) any Refinancing by the Company of Indebtedness of the Company or of its Subsidiaries (other than Indebtedness Incurred or outstanding pursuant to clause (x) of Section 6.1, which Indebtedness shall remain subject to the maximum aggregate amounts outstanding as set forth therein) and (B) any Indebtedness incurred pursuant to a Refinancing by any Subsidiary of the Company of Indebtedness Incurred by such Subsidiary (other than Indebtedness Incurred or outstanding pursuant to clause
(x) of Section 6.1, which Indebtedness shall remain subject to the maximum aggregate amounts outstanding as set forth therein), in the case of each of (A) and (B), that does not (1) result in an increase in the total of the aggregate principal amount of the Indebtedness of such Person being Refinanced as of the date of such proposed Refinancing (if such Indebtedness that is Refinancing the existing Indebtedness is issued at a price less than 100% of the principal amount thereof, an increase shall not be deemed to have occurred unless the gross proceeds of such Indebtedness that is Refinancing the existing Indebtedness is in excess of the total of the aggregate principal amount of the Indebtedness being Refinanced as of the date of such proposed Refinancing) or
(2) create Indebtedness with a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company, (y) if such Indebtedness being Refinanced is subordinate or junior in right of payment to the Bridge Loan, as the case may be, or if recourse in respect of the Indebtedness being Refinanced is limited in any respect, then such Indebtedness proposed to be Incurred to Refinance the existing Indebtedness shall be subordinate in right of payment to the Bridge Loan and recourse with respect thereto shall be limited at least to the same extent and in the same manner as the Indebtedness being Refinanced and
(z) if such Indebtedness being Refinanced is Pari Passu Indebtedness, then such Indebtedness proposed to be incurred to Refinance the existing Indebtedness shall be Pari Passu Indebtedness.

         "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         "Plan" means an employee benefit plan as defined in Section 3(3) of ERISA maintained by the Company or any of its Subsidiaries for employees of the Company or any of its Subsidiaries.

         "Potential Event of Default" means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default if that condition or event were not cured or removed within any applicable grace or cure period.

         "preferred stock" of any Person means any Capital Stock of such Person that has preferential rights (as compared to any other Capital Stock of such Person) with respect to dividends or redemptions or upon liquidation.

         "pro forma" means, with respect to any calculation made or required to be made pursuant to the terms of this Agreement, a calculation in accordance with Article 11 of Regulation S-X under the Securities Act of 1933, as amended, as interpreted by the Company's chief financial officer or Board of Directors in consultation with its independent certified public accountants.

         "Proceedings" has the meaning ascribed to such term in Section
5.1(xi).

         "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

         "Quarterly Period" shall mean the period commencing on the first calendar day of each three-month period, if such day is a Business Day, or if such day is not a Business Day, the first Business Day succeeding the first calendar day of each three-month period and ending on the day next preceding the first Business Day of the following Quarterly Period.

         "RCRA" means the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

         "Real Property" means real property, including, without limitation, improvements and fixtures thereon, owned, leased or operated by the Company or Chancellor. The term "Real Property" as used herein shall include the groundwater, surface water, soil and airspace at, in, on, under or adjacent to such Real Property.

         "Real Property Assets" means interests in land, buildings, improvements, and fixtures attached thereto or used in the operation thereof, in each case owned or leased (as lessee) by the Company or its Subsidiaries.

         "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund or defease, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

         "Register" has the meaning ascribed to such term in Section 5.10.

         "Regulation G," "Regulation T," "Regulation U" and "Regulation X" shall mean Regulation G, T, U or X, as the case may be, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Related Business" means any capital expenditure or Investment in properties and assets that replace the properties and assets that were the subject of an Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries as existing on the Closing Date or in businesses reasonably related thereto.

         "Release" means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migration into the environment.

         "Reportable Event" has the meaning set forth in Section 4043 of ERISA, but excluding any event for which the 30-day notice requirement has been waived by applicable regulations of the PBGC.

         "Required Lenders" means Lenders holding in the aggregate more than 50% of the outstanding principal amount of the Notes.

         "Restricted Payment" has the meaning ascribed to such term in Section 6.3.

         "Restricted Payment Capacity" has the meaning ascribed to such term in
Section 3.1G.

         "Securities" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

         "Series A Exchangeable Preferred Stock" shall mean Chancellor's 12 1/4% Series A Cumulative Exchangeable Preferred Stock due 2008 issued concurrently with the Original Credit Agreement.

         "Series A Exchangeable Preferred Stock Documents" shall mean each document relating to the Series A Exchangeable Preferred Stock (including, without limitation, the 12-1/4% Junior Exchange Debenture Indenture and all documents relating thereto).

         "Stations" means and includes all of the radio stations owned and operated by the Company and Chancellor on the Closing Date, after giving effect to the Acquisition.

         "Subordinated Indebtedness" means Indebtedness of the Company that is expressly subordinated in right of payment to the Bridge Loan and the Notes.

         "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereto is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided that for all purposes of this Agreement, unless the context otherwise requires, the Subsidiaries of the Company shall include Chancellor.

         "Syndicate Group" shall mean the initial group of participants in the Bridge Loan.

         "Tax Certificate" has the meaning ascribed to such term in Section
9.19F.

         "Tax Sharing Agreements" means all agreements relating to the sharing of tax liabilities and benefits among the Company and/or its Subsidiaries.

         "Taxes" means all taxes, assessments, fees, levies, imposts, duties, penalties, deductions, liabilities, withholdings or other charges of any nature whatsoever, including interest penalties, from time to time or at any time imposed by any Law or any Tribunal.

         "Total Bridge Loan Commitment" has the meaning ascribed to such term in Section 2.1A.

         "Transaction Costs" means the fees, costs and expenses payable by the Company pursuant hereto and other fees, costs and expenses payable by the Company in connection with the Transactions, including transaction or financial advisory fees payable to Permitted Holders and Greenhill & Co., LLC.

         "Transactions" shall mean, collectively, (i) the incurrence of the Bridge Loan hereunder on the Closing Date, (ii) the Acquisition, (iii) the Bank Financing, (iv) any other transaction on the Closing Date contemplated in relation to the foregoing and (v) the payment of fees and expenses in connection with the foregoing.

         "Transferee" has the meaning ascribed to such term in Section 9.19.

         "Tribunal" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency, authority or instrumentality of the United States or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

         "12% Junior Exchange Debenture Indenture" shall mean that certain indenture dated as of the date of issuance of the 12% Junior Exchange Debentures, by and between the Borrower and the United States Trust Company of Texas, N.A., as trustee which shall be in form and substance satisfactory to the Managing Agent.

         "12% Junior Exchange Debentures" shall mean the Borrower's Subordinated Notes due 2009 issued pursuant to the 12% Junior Exchange Debenture Indenture.

         "12-1/4% Junior Exchange Debenture Indenture" shall mean that certain indenture dated as of the date of issuance of the 12-1/4% Junior Exchange Debentures, by and between the Borrower and United States Trust Company of Texas, as trustee.

         "12-1/4% Junior Exchange Debentures" shall mean the Borrower's Subordinated Notes due 2006 issued pursuant to the 12-1/4% Junior Exchange Debenture Indenture.

         "UCC" means the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

         "U.S. Legal Tender" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         "Voting Stock" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the board of directors or other governing body of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         "Wholly Owned Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which 100% of the total voting power of shares of stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Wholly Owned Subsidiaries of that Person or a combination thereof.

1.2.  Accounting Terms

         For the purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

1.3.  Other Definitional Provisions; Anniversaries

         Any of the terms defined in Section 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

SECTION 2  AMOUNT AND TERMS OF BRIDGE LOAN COMMITMENT AND BRIDGE LOAN; NOTES

2.1.  Bridge Loan and Notes

A. Bridge Loan Commitment; Ranking. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company herein set forth, the Lenders severally and not jointly hereby agree to lend to the Company on the Closing Date the aggregate amount of $170 million (the "Bridge Loan"). Each Lender's commitment to make available its pro rata share of the Bridge Loan pursuant to this Section 2.1A in the amount set forth opposite the signature hereto is herein called the "Bridge Loan Commitment." The Lenders' collective commitments to make available the

Bridge Loan to the Company pursuant to this Section 2.1A are herein called the "Total Bridge Loan Commitment." The Bridge Loan will be a senior unsecured obligation of the Company and will rank (i) pari passu with all other unsubordinated indebtedness of the Company and (ii) senior to any subordinated indebtedness of the Company.

B. Notice of Borrowing. When the Company desires to borrow under this Section 2.1, it shall deliver to the Agent a Notice of Borrowing no later than 11:00 A.M. (New York time), at least one Business Day in advance of the Closing Date or such later date as shall be agreed to by the Agent. The Notice of Borrowing shall specify the applicable date of borrowing (which shall be a Business Day). Upon receipt of such Notice of Borrowing, the Agent shall promptly notify the Lenders of the matters covered by the Notice of Borrowing.

C. Disbursement of Funds. (a) No later than 12:00 Noon (New York time) on the Closing Date, each Lender will make available its pro rata share (based on each Lender's Bridge Loan Commitment then in effect) of the Bridge Loan in the manner provided below. All amounts shall be made available in U.S. Legal Tender and immediately available funds at the Payment Office.

         (b)Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Bridge Loan Commitment hereunder or to prejudice any rights that the Company may have against any Lender as a result of any default by such Lender hereunder.

D. Notes. The Company shall execute and deliver to each of the Lenders on the Closing Date a note (collectively, the "Notes") dated the Closing Date substantially in the form of Exhibit I annexed hereto to evidence each Lender's pro rata obligation under the Bridge Loan and with appropriate insertions.

E. Maturity of Bridge Loan. Subject to the provisions of Section 2.4, the Bridge Loan shall mature and the Company shall pay in full the outstanding principal amount thereof and accrued interest thereon on the earlier of (i) the two-year anniversary of the Closing Date (the "Maturity Date") and (ii) the consummation of the Evergreen Merger.

F. Pro Rata Borrowings. The Bridge Loan made under this Agreement shall be made by the Lenders pro rata on the basis of their respective Bridge Loan Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make its portion of the Bridge Loan hereunder and that each Lender shall be obligated to make its portion of the Bridge Loan hereunder, regardless of the failure of any other Lender to fulfill its commitments hereunder.

2.2.  Interest on the Bridge Loan

A. Rate of Interest. The Bridge Loan shall bear interest on the unpaid principal amount thereof from the date made through maturity (whether by prepayment, acceleration or otherwise) at the rate of three-month LIBOR, reset monthly, plus 3.25% per annum, which spread over applicable LIBOR shall increase to 6.00% on the six-month anniversary of the Closing Date and increasing thereafter by .50% per annum for each period of three months (or portion thereof) that the Bridge Loan remains outstanding; provided, however, that in no event shall the interest rate exceed the Maximum Cash Interest Rate.

B. Interest Payments. Interest shall be payable at maturity or redemption of the Bridge Loan; provided that in the case of a redemption of less than all of the Bridge Loan the outstanding interest shall be payable only as to the portion of the Bridge Loan so redeemed.

C. Post-Maturity Interest. Any principal payments on the Bridge Loan not paid when due and, to the extent permitted by applicable law, any overdue interest on the Bridge Loan, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall thereafter bear interest payable upon demand at a rate that is 2.00% per annum in excess of the rate of interest otherwise payable under this Agreement for the Bridge Loan.

2.3.  Fees

         The Company agrees to pay to the Agent on behalf of the Lenders all fees and other obligations in accordance with, and at the times specified by, the Bridge Commitment Letter, including, without limitation, (i) all fees payable on the Closing Date, (ii) on the six month anniversary of the Closing Date, 1.5% of the total amount of the Bridge Loan outstanding and (iii) on each of the one year, eighteen month and two year anniversary of the Closing Date, an amount of Common Stock of the Company equal to 100,000 shares of Class A Common Stock multiplied by a fraction, the numerator of which is the principal amount of the Bridge Loan then outstanding and the denominator of which is $170,000,000.

2.4.  Prepayments and Payments

A.  Prepayments

         (i) Voluntary Prepayments. The Company may, upon not less than three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Agent at any time and from time to time, prepay the Bridge Loan made to the

Company in whole or in part at 100% of the principal amount thereof, plus accrued interest thereon.

                 Notice of prepayment having been given as aforesaid, the principal amount of the Bridge Loan to be prepaid shall become due and payable on the prepayment date. Amounts of the Bridge Loan so prepaid may not be reborrowed.

                 (ii)     Mandatory Prepayments

                 (a) Prepayments from Sales of Subordinated Indebtedness and Equity Securities. Net proceeds of private or public sales of Subordinated Indebtedness or equity securities by the Company or any of its Subsidiaries shall be used to prepay the Bridge Loan, plus accrued interest and any other amount payable thereunder, to the full extent of the net proceeds so received; provided that no default or event of default under the Bank Financing Documents then exists or would result from such prepayment.

                 (b) Prepayments Upon the Occurrence of Asset Sales. Upon the closing of any Asset Sale (other than sales of inventory in the ordinary course of business) of the Company or Chancellor, an amount in cash equal to the Net Cash Proceeds so received from any such Asset Sale shall be used to prepay the Bridge Loan, plus accrued interest thereon and any other amount payable thereunder; provided that no default or event of default under the Bank Financing Documents then exists or would result from such prepayment.

                 (c) Notice. The Company shall notify the Agent of any prepayment to be made pursuant to this Section 2.4A(ii) at least one Business Day prior to such prepayment date.

                 (iii) The Company's Mandatory Prepayment Obligations; Application of Prepayments. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal.

                 (iv)     Mandatory Offer to Purchase the Notes

                 (a) Upon the occurrence of a Change of Control (the date of such occurrence, the "Change of Control Date"), the Lenders shall have the right, subject to the prior payment of the amounts owing under the Bank Financing or the waiver of the lenders thereunder to such prior payment and the payment of any fees owing hereunder to the Lenders, to require the repurchase of the Notes pursuant to an offer to purchase (the "Change of Control Offer") at a purchase price equal to the aggregate principal amount thereof plus accrued interest to the date of repurchase.

                 (b) The notice to the Agent shall contain all instructions and materials necessary to enable the Lenders to tender the Notes.

                 (c) Within 10 days following any Change of Control the Company shall mail a notice to the Agent stating:

         (1) that the Change of Control Offer is being made pursuant to this Section 2.4A(iv) and that all Notes validly tendered will be accepted for payment;

         (2) the purchase price and the purchase date, which shall be no earlier than 30 days nor later than 40 days from the date such notice is mailed (the "Offer Payment Date");

         (3)     that any Notes not tendered will continue to accrue interest;

         (4) that any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Offer Payment Date unless the Company shall default in the payment of the repurchase price of the Note;

         (5) that if any Lender elects to have its Note purchased pursuant to the Change of Control Offer it will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Company prior to 5:00 p.m. New York time on the Offer Payment Date;

         (6) that the Lenders will be entitled to withdraw their election if the Company receives, not later than 5:00 p.m. New York time on the Business Day preceding the Offer Payment Date, a telegram, telex, facsimile transmission or letter setting forth the principal amount of the Notes the Lenders delivered for purchase, and a statement that the Lenders are withdrawing their election to have the Notes purchased; and

         (7) that if the Notes are purchased only in part, a new Note of the same type will be issued in principal amount equal to the unpurchased portion of the Notes surrendered.

                 (d) On or before the Offer Payment Date, the Company shall (i) accept for payment the Notes or portions thereof that are to be purchased in accordance with the above, and (ii) deposit at the Payment Office U.S. Legal Tender sufficient to pay the purchase price of Notes to be purchased. The Agent shall promptly mail to the Lenders whose Notes are so accepted payment in an amount equal to the purchase price.

                 (e) The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes pursuant to an offer hereunder. To the extent the provisions of any securities laws or regulations conflict with the provisions under this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

B. Manner and Time of Payment. All payments of principal and interest hereunder and under the Notes by the Company shall be made without defense, set-off or counterclaim and in same-day funds and delivered to the Agent, unless otherwise specified, not later than 12:00 Noon (New York time) on the date due at the Payment Office for the account of the Lenders; funds received by the Agent after that time shall be deemed to have been paid by the Company on the next succeeding Business Day. The Company hereby authorizes the Agent to charge its account with the Agent in order to cause timely payment to be made of all principal, interest and fees due hereunder (subject to sufficient funds being available in its account for that purpose).

C. Payments on Non-Business Days. Whenever any payment to be made hereunder or under the Notes shall be stated to be due on a day that is not a Business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest hereunder or under the Notes or of the commitment and other fees hereunder, as the case may be.

D. Notation of Payment. Each Lender agrees that before disposing of any Note held by it, or any part thereof (other than by granting participations therein), the Lender will make a notation thereon of all principal payments previously made thereon and of the date to which interest thereon has been paid and will notify the Company of the name and address of the transferee of that Note; provided that the failure to make (or any error in the making of) such a notation or to notify the Company of the name and address of such transferee shall not limit or otherwise affect the obligation of the Company hereunder or under such Notes with respect to the Bridge Loan and payments of principal or interest on any such Note.

2.5.  Use of Proceeds

A. Bridge Loan. The proceeds of the Bridge Loan shall be applied by the Company to finance the Acquisition, to effect the Bank Financing by repaying a portion of the Existing Credit Agreement indebtedness (as defined in the Bank Financing Documents) and to pay related fees and expenses (including the Transaction Costs).

B. Margin Regulations. No portion of the proceeds of the borrowing under this Agreement shall be used by the Company in any manner that might cause the borrowing or the application of such proceeds to violate the applicable requirements of Regulation G, Regulation U, Regulation T or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation of the Board of Governors or to violate the Exchange Act, in each case as in effect on the Closing Date and the date of such use of proceeds.

SECTION 3  CONDITIONS

3.1.  Conditions to Loan

         The obligation of the Lenders to make the Bridge Loan is subject to prior or concurrent satisfaction of each of the following conditions:

A. On or before the Closing Date, all corporate and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by the Lenders shall be reasonably satisfactory in form and substance to the Lenders, and the Agent shall have received the following items, each of which shall be in form and substance reasonably satisfactory to the Agent and, unless otherwise noted, dated the Closing Date:

                 1. a certificate, dated the Closing date, signed by an authorized Officer of each of the Company and Chancellor, and attested to by the Secretary or Assistant Secretary of each of the Company and Chancellor, in the form of Exhibit VII, together with copies of each of the Company's and Chancellor's charter and together with a certificate of status, compliance, good standing or like certificate with respect to each of the Company and Chancellor issued by the appropriate government officials of the jurisdiction of its incorporation and of each jurisdiction in which it owns any material assets or carries on any material business, each to be dated a recent date prior to the Closing Date;

                 2. a copy of the Company's bylaws, certified as of the Closing Date by one of its Officers;

                 3. resolutions of the Company's Board of Directors approving and authorizing the execution, delivery and performance of this Agreement, the Notes and any other documents, instruments and certificates required to be executed by the Company or any Subsidiary of the Company, where applicable, in connection herewith and therewith and approving and authorizing the execution, delivery and payment of the Notes and the consummation of the Transactions, each certified as of the Closing Date by one of its Officers as being in full force and effect without modification or amendment;

                 4. signature and incumbency certificates of the Company's Officers executing this Agreement and the Notes;

                 5. executed copies of this Agreement and the Notes substantially in the form of Exhibit I executed in accordance with
         Section 2.1D drawn to the order of the Lenders and with appropriate insertions;

                 6. an originally executed Notice of Borrowing substantially in the form of Exhibit III, signed by an Officer on behalf of the Company in writing delivered to the Agent;

                 7. originally executed copies of one or more favorable written opinions of (I) Weil, Gotshal & Manges LLP, counsel for the Company, substantially in the form of Exhibit IV and addressed to the Lenders and (II) Cahill Gordon & Reindel, counsel for the Lenders, substantially in the form of Exhibit V and addressed to the Lenders;

                 8. true and correct copies of each of the Acquisition Agreement and the Merger Agreement, which shall not have been materially amended without the Agent's consent in any respect adverse to the interests of the Agent and the Lenders (which consent shall not be unreasonably withheld or delayed). All conditions to the Acquisition contained in the Acquisition Agreement shall have been performed or complied with substantially on the terms set forth therein and not waived without the Agent's consent, which consent shall not be unreasonably withheld or delayed. Simultaneously with the making of the Bridge Loan, the Acquisition shall have been consummated; and

                 9. a copy of all closing documents relating to the Acquisition and all such counterpart originals or certified copies of such documents, instruments, certificates and opinions as the Agent may reasonably request.

B. The Lenders shall have received reports and other information in form, scope and substance reasonably satisfactory to the Lenders concerning environmental liabilities of Chancellor and the Subsidiaries of Chancellor.

C. On or before the Closing Date, all authorizations, consents and approvals (including, without limitation, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and preliminary approval from the FCC of the transfer or assignment of licenses as contemplated by the Acquisition) necessary in connection with the Transactions shall have been obtained and remain in full force and effect and all applicable waiting periods under Law applicable to the Acquisition shall have expired without any action being taken by any competent authority (including, without limitation, any Tribunal) that restrains, prevents or imposes materially adverse conditions upon the completion of the Acquisition or the financing thereof and evidence of the receipt of such authorizations, consents and approvals satisfactory to the Lenders shall have been delivered to the Agent. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint or objection pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the Acquisition or the transactions contemplated by this Agreement.

D. On or before the Closing Date, the Company shall have paid to the Agent the fees payable on the Closing Date pursuant to Section 2.3.

E. On or before the Closing Date, the Company shall have performed in all material respects all agreements that this Agreement provides shall be performed on or before the Closing Date except as otherwise disclosed to and agreed to in writing by the Agent.

F. The Company and the Lenders shall have entered into the Loan Documents relating to the Bridge Loan and the transactions contemplated thereby, on terms and in form and substance reasonably satisfactory to the Lenders and the Company.

G. The Bank Financing Documents shall be in full force and effect and the parties thereto shall be in compliance with all material agreements thereunder. The Bank Financing Documents shall provide for borrowings thereunder in amounts and upon terms reasonably satisfactory to the Lenders. The Bank Financing Documents shall include provisions permitting the repayment of the Bridge Loan (including accrued interest thereon and any other amount payable thereunder) in accordance with the terms of the Bank Financing Documents, including the making of any restricted payment necessary to enable such repayment (the ability to make any such restricted payment hereinafter referred to as "Restricted Payment Capacity"). No default or event of default shall have occurred under the Bank Financing

Documents and all conditions to borrowings thereunder shall have been satisfied, in the reasonable judgment of the Lenders, without waiver.

H. The Evergreen-Viacom Acquisition and the related financing shall have been consummated in accordance with the terms of the agreements evidencing the Evergreen-Viacom Acquisition in the form delivered to the Lenders prior to the date hereof or otherwise reasonably satisfactory to the Lenders (the "Evergreen-Viacom Acquisition Agreements") and all applicable laws relating thereto. All material conditions in the Evergreen-Viacom Acquisition Agreements shall have been satisfied and not waived or modified except with the written consent of the Lenders (which shall not be unreasonably withheld or delayed), and all material covenants in the Evergreen-Viacom Acquisition Agreements shall have been satisfied (without waiver or modification) in all material respects and all representation and warranties contained therein shall be true and correct in all material respects (without waiver or modifications).

I. Simultaneously with the making of the Bridge Loan by the Lenders, the Company shall have delivered to the Lenders an Officers' Certificate in form and substance satisfactory to the Agent to the effect that (i) on or prior to the Closing Date, the Company has performed and complied with in all material respects all covenants and conditions to be performed and observed by the Company on or prior to the Closing Date and (ii) all conditions to the consummation of the Acquisition in the Acquisition Agreement have been satisfied substantially on the terms set forth therein and have not been waived or amended without the Agent's prior written consent.

J. Neither the Company nor Chancellor shall have sustained any loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference, in the reasonable judgment of the Agent, has had or could reasonably be expected to have a Material Adverse Effect; there shall not have been, in the reasonable judgment of the Agent, any Material Adverse Change.

K. No event shall have occurred and be continuing or would result from the consummation of the borrowing contemplated by the Notice of Borrowing that would constitute an Event of Default or Potential Event of Default.

L. No order, judgment or decree of any court, arbitrator or governmental authority shall purport to enjoin or restrain the Lenders from making the Bridge Loan.

M. There shall not be pending or, to the knowledge of the Company, threatened any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or Chancellor or any property or asset of Chancellor or any of its Subsidiaries that has not been disclosed by the Company in writing to the Agent (and the Agent shall have received on the Closing Date an Officer's Certificate dated the Closing Date attesting to the same) and that could reasonably be expected to have a Material Adverse Effect and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, which, in each case, singly or in the aggregate, in the opinion of the Agent, could reasonably be expected to have a Material Adverse Effect or to impair the ability or obligation of the Company, to perform, or of the Lenders to enforce, the Transactions or the making of the Bridge Loan. No injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to restrain, enjoin, delay, prohibit or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the Transactions. There shall not be threatened, instituted or pending any action, proceeding or application before or by any Tribunal, or any other Person, domestic or foreign (i) challenging the Transactions or seeking to restrain, delay or prohibit the consummation thereof; (ii) seeking to prohibit or impose material limitations on the Company's ownership or operation of all or any portion of the Company's business or assets (including the business or assets of any Subsidiary thereof) or to compel the Company to dispose of or hold separate all or any portion of the Company's business or assets (including the business or assets of any Subsidiary thereof) as a result of the Acquisition; (iii) that, in any event, might adversely affect the Bridge Loan; or (iv) seeking to impose any materially adverse conditions upon the Transactions.

N. The making of the Bridge Loan in the manner contemplated in this Agreement shall not violate the applicable provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve Board or any other regulation of the Board.

O. There shall not have occurred (i) any general suspension of, or limitation on times or prices for, trading in securities on the New York Stock Exchange, the American Stock Exchange or Nasdaq National Market or minimum or maximum prices established on any such exchanges or market; (ii) a declaration of a banking moratorium or any suspension of payments in respect of the banks in the United States or New York; or (iii) either (A) an outbreak or escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United

States or any other national or international calamity or emergency or (C) trading in securities generally on the New York or American Stock Exchange or the Nasdaq National Market shall not have been suspended and minimum or maximum prices shall not have been established on any such exchange or market.

P. There shall not have been any disclosure of information relating to conditions or events not previously disclosed to the Lenders, or new information regarding previously disclosed matters, in the course of the Lenders' continuing legal, financial, tax, environmental, business and accounting due diligence review that the Lenders shall reasonably determine is material and adverse to the Company or Chancellor.

Q. The Agent shall be satisfied, in its reasonable discretion, with its review of the accounting policies and procedures utilized by the Company and its Subsidiaries and to be utilized by the Company and its Subsidiaries after the Acquisition.

R. The Agent shall have received and be satisfied, in its reasonable discretion, that audited, unaudited and pro forma financial statements previously delivered to the Agent and the Lenders and prepared in accordance with GAAP, consistently applied, of the Company and Chancellor and any Company acquired by either of them whose financial statements would be required to be filed with the Commission in a public offering are available as of the Closing Date.

S. The Agent and its counsel shall be reasonably satisfied that the consummation of the Acquisition and the related financing, including the funding of the Bridge Loan, shall be in compliance with all applicable Laws. There shall not have been any statute, rule, regulation, injunction or order applicable to the Acquisition, or the financing thereof, promulgated, enacted, entered or enforced by any state or federal government or governmental or regulatory authority or agency or by any federal or state court, or by any Tribunal, nor shall there be pending any action or proceeding by or before any such authority, court or tribunal, involving an order that would materially and adversely affect the Acquisition or the financing thereof.

T. Neither the Company nor any of its Material Subsidiaries shall be a debtor subject to a Bankruptcy Order; and a bankruptcy or other insolvency proceeding or an Event of Default or Potential Event of Default shall not have occurred under Section 7.6, 7.7 or 7.8.

U. No Event of Default or Potential Event of Default (whether matured or not) shall have occurred under Section 7.1.

V. Chancellor must have entered into binding and unconditional asset sale agreements (other than those conditioned upon the grant of license from the FCC) in form and substance reasonably satisfactory to the Lenders for aggregate consideration in cash of at least $37 million, and such asset sale agreements shall be in full force and effect.

W. Neither the consummation of the Acquisition, the making of the Bridge Loan or the borrowings under the Bank Financing will cause or result in any breach or default (including any event that with notice or lapse of time or both would be a breach or a default) or trigger any repurchase requirements under any of the terms or provisions of any of the instruments governing the material existing indebtedness or preferred stock of the Company and its Subsidiaries.

X. The Lenders shall have received an Officers' Certificate with respect to and be satisfied, in their reasonable judgment, as to the sufficiency of Restricted Payment Capacity under Chancellor's debt and preferred stock instruments to permit the Company to satisfy its payment obligations with respect to the Bridge Loan and the ability of Chancellor to utilize such Restricted Payment Capacity.

Y. Upon the reasonable request of the Lenders, the Company shall have provided the Lenders the offering memorandum or similar document prepared in connection with the Bank Financing containing information typically found in an offering memorandum relating to the Company (which offering memorandum shall contain audited, unaudited and pro forma financial statements meeting the requirements of Regulation S-X under the Securities Act of 1933, as amended, for the periods required of a registrant on Form S-1) for use by the Agent in syndicating the Bridge Loan in accordance with the terms of this Agreement.

SECTION 4  REPRESENTATIONS AND WARRANTIES

         In order to induce the Lenders to enter into this Agreement and to make the Bridge Loan, the Company represents and warrants to the Lenders that, at the time of execution hereof, the following statements are true, correct and complete and after consummation of the Transactions, the following statements are true, correct and complete in all material respects:

4.1.  Organization and Good Standing; Capitalization

         (a) Each of the Company and Chancellor is a corporation duly organized and existing and in good standing under the laws of the State of Delaware. Each of the Company and Chancellor has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which it is doing business, except where failure to be so qualified or in good standing, singly or in the aggregate, has not had and will not have a Material Adverse Effect or a material adverse effect on the ability of the Company or Chancellor to consummate the Transactions and to execute, deliver and perform its respective obligations under the Loan Documents and each other document or instrument to be delivered in connection with the Transactions executed or to be executed by it.

         (b) All of the Subsidiaries of the Company as of the Closing Date are identified in Schedule B. The Capital Stock of each of the Subsidiaries of the Company identified in Schedule B is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock.

         (c) On or about June 12, 1997, there were authorized, issued and outstanding (i) 40,000,000 shares of Class A Common Stock, $.01 par value per share ("Class A Common Stock"), of which 10,439,628 shares were issued and outstanding, (ii) 10,000,000 shares of Class B Common Stock ("Class B Common Stock"), $.01 par value per share, 8,547,910 shares of which were issued and outstanding, (iii) 10,000,000 shares of Class C Common Stock, $.01 par value per share ("Class C Common Stock"), none of which were outstanding and (iv) 10,000,000 shares of preferred stock, $.01 par value per share, 2,300,000 shares of which were designated 7% Convertible Preferred Stock, of which 2,000,000 shares were issued and outstanding. All such outstanding shares of the Company have been duly and validly issued, fully paid and nonassessable. No stockholder of the Company has any preemptive rights to subscribe for any additional equity securities of the Company. Any issuance and sale of Common Stock of the Company, upon such issuance and sale, will either (a) have been registered or qualified under applicable federal and state securities laws or
(b) be exempt therefrom.

4.2.  Authorization and Power

         Each of the Company and Chancellor has the corporate power and requisite authority, and, to the extent a party thereto, has taken all corporate action necessary, to consummate the Transactions and to execute, deliver and perform its obligations under the Loan Documents and each other document and instrument to be delivered in connection with the Transactions executed or to be executed by it and to issue the Notes.

4.3.  No Conflicts or Consents

         (a) The execution and delivery of the Loan Documents, the Acquisition Agreement, the Bank Financing Documents and each other document to be executed and delivered in connection with the Transactions, the consummation of each of the transactions herein or therein contemplated, the compliance with each of the terms and provisions hereof or thereof, and the issuance, delivery and performance of the Notes do not and will not (i) except as disclosed to the Lenders violate any material provision of any law or any governmental rule or regulation applicable to the Company or Chancellor, the Certificate or Articles of Incorporation or bylaws of either of them or any order, judgment or decree of any court or other agency of government binding on any of them, (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Company or Chancellor that could reasonably be expected to result in a Material Adverse Effect or have a material adverse effect on the ability of the Company or Chancellor to consummate the Transactions and to execute, deliver and perform their obligations under the Loan Documents and each other document and instrument to be delivered in connection with the Transactions executed or to be executed by it, (iii) result in or require the creation or imposition of any Lien upon any of the material properties or assets of any of the Company or Chancellor or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of the Company or Chancellor except for such approvals or consents that will be obtained on or before the Closing Date or such approvals or consents the failure to obtain that could not reasonably be expected to singly or in the aggregate result in a Material Adverse Effect or have a material adverse effect on the ability of the Company or Chancellor to consummate the Transactions and to execute, deliver and perform its obligations under the Loan Documents and each other document and instrument to be delivered in connection with the Transactions executed or to be executed by it.

         (b) No consent, approval, authorization or order of any Tribunal or other Person is required in connection with the execution and delivery by the Company or Chancellor of the Loan Documents or any other document or instrument to be delivered in connection with the Transactions or the consummation of the transactions contemplated hereby or thereby, other than any such consent, approval, authorization or order that has been obtained and remains in full force and effect and other than preliminary FCC approval regarding any transfer or assignment of licenses contemplated by the Acquisition Agreement or that has been waived in writing by the Agent on behalf of Lenders or the failure of which to obtain would not, singly or in the aggregate, have a Material Adverse Effect or a material adverse effect on the ability of the Company or Chancellor to consummate the Transactions and to execute, deliver and perform its respective obligations under the Loan Documents and each other document or instrument to be delivered in connection with the Transactions executed or to be executed by it.

4.4.  Enforceable Obligations

         Each of the Loan Documents, the Acquisition Agreement, the Bank Financing Documents, the Evergreen-Viacom Acquisition Agreements and each other document or instrument to be delivered in connection therewith has been duly authorized; each of the Loan Documents, the Acquisition Agreement, the Bank Financing Documents, the Evergreen-Viacom Acquisition Agreements and each other document or instrument to be delivered in connection therewith to be executed and delivered on or prior to the Closing Date has been duly executed and delivered by the Company and Chancellor (to the extent a party thereto); and each of the Loan Documents, the Acquisition Agreement, the Bank Financing Documents, the Evergreen-Viacom Acquisition Agreements and each other document or instrument to be delivered in connection therewith to be executed and delivered on or prior to the Closing Date is, and each of the Loan Documents to be executed and delivered after the Closing Date will be, upon such execution and delivery, the legal, valid and binding obligations of the Company and Chancellor (to the extent a party thereto), enforceable in accordance with their respective terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting the enforcement of creditors' rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.5.  Properties; Liens

         The Company has, and after consummation of the Acquisition will have, good, sufficient and legal title to all of its respective properties and assets, and all properties held under lease by it, are, and immediately after the consummation of the Acquisition will be, held under valid, subsisting and enforceable leases, and the Company is not in default under any lease, except in each case for such defects or defaults that, singly or in the aggregate, would not have a Material Adverse Effect. Except as permitted by this Agreement, all such properties and assets owned or leased are so owned or leased free and clear of Liens.

4.6.  Financial Condition

         (a) The audited consolidated balance sheets of the Company and the Subsidiaries of the Company at December 31,

1996 and 1995 and the related consolidated statements of income, shareholders equity and cash flows of the Company and the Subsidiaries of the Company for the three-year period ended December 31, 1996, certified by the independent certified public accountants of the Company, copies of which have been delivered to the Agent, were prepared in accordance with GAAP, have been prepared from, and are consistent with, the books and records of the Company and fairly present in all material respects the consolidated financial position, as at the respective dates thereof, and the consolidated results of operations and cash flows of the Company and the Subsidiaries of the Company for the periods then ended. The Company did not have at December 31, 1996 any material contingent liabilities, liabilities for Taxes or long-term leases, unusual forward or long-term commitments or unrealized or unanticipated losses from any unfavorable commitments which are not reflected or reserved against in the foregoing statements or in the notes thereto. No events that have had or could reasonably be expected to have a Material Adverse Effect have occurred since December 31, 1996.

         (b) To the knowledge of the Company, the unaudited consolidated balance sheet of the Company and the Subsidiaries of the Company at March 31, 1997 and the related consolidated statements of income, retained earnings (deficit) and cash flows of the Company and the Subsidiaries of the Company for the period then ended, a copy of which has been delivered to the Agent, were prepared in accordance with GAAP consistently applied (except to the extent noted therein), have been prepared from, and are consistent with, the books and records of Chancellor and fairly present in all material respects the consolidated financial position of the Company and the Subsidiaries of the Company as of such date and the consolidated results of operations and cash flows of the Company and the Subsidiaries of the Company for the period covered thereby, in each case subject to normal year-end audit adjustments (including footnotes), consistent with past practices. The Company did not have at March 31, 1997 any material contingent liabilities, liabilities for Taxes or long-term leases, unusual forward or long-term commitment or unrealized or unanticipated losses from any unfavorable commitment that are not reflected or reserved against in the foregoing statements or in the notes thereto.

         (c) The pro forma balance sheet of the Company, a copy of which has heretofore been furnished to the Agent, fairly presents the estimated consolidated opening balance sheet of the Company assuming the Transactions had occurred as of January 1, 1997, and the financial condition of Chancellor on the Closing Date does not differ in any material respect from the information therein set forth.

         (d)     Upon giving effect to the Transactions:

         (i) The fair saleable value of the assets of each of the Company and Chancellor, on a consolidated basis, exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such Person as they mature.

         (ii) The assets of each of the Company and Chancellor, on a consolidated basis, do not constitute unreasonably small capital for any such Person to carry out its business as now conducted and as proposed to be conducted including the capital needs of any such Person, taking into account the particular capital requirements of the business conducted by such Person, and projected capital requirements and capital availability thereof.

         (iii) The Company on a consolidated basis does not intend to, and will not permit any of its Subsidiaries to, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of debt of each of such Person). The cash flow of the Company and each of its Subsidiaries on a consolidated basis, after taking into account all anticipated uses of the cash of each such Person, will at all times be sufficient to pay all amounts on or in respect of debt of each such company when such amounts are required to be paid.

         (iv) The Company does not intend, and does not believe, that final judgments against any of the Company or its Subsidiaries in actions for money damages will be rendered at a time when, or in an amount such that, the Company and its Subsidiaries on a consolidated basis, will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered). The cash flow of each of the Company and Chancellor, on a consolidated basis, after taking into account all other anticipated uses of the cash of each such consolidated group (including the payments on or in respect of debt referred to in paragraph (iii) of this Section 4.6(d)), will at all times be sufficient to pay all such judgments promptly in accordance with their terms.

4.7.  Full Disclosure

         The financial projections (including, without limitation, the pro forma financial statements included therewith) heretofore furnished to the Agent by the Company and attached hereto as Exhibit VI are complete, were prepared by or under the direction of an officer of the Company and were prepared in good faith on the basis of information and assumptions that the Company believed to be fair, complete and reasonable as of the date of such information, and which assumptions are believed to be fair, complete and reasonable as of the date hereof, but the Agent and the Lenders acknowledge that actual results may vary from the projections and such variations may be significant. All other factual information heretofore or contemporaneously furnished in writing by or on behalf of the Company and Chancellor to the Agent for purposes of or in connection with this Agreement (including, but not limited to, the Acquisition Agreement and the Bank Financing Documents and all exhibits and appendices thereto) does not contain any untrue statement by such party or, to its knowledge, any other party of a material fact or omit to state any material fact necessary to keep the statements made by such party or, to its knowledge, any other party contained herein or therein from being misleading. No fact is known, no condition exists nor has any event occurred that has not been disclosed herein or in any other document, certificate or statement furnished to the Agent or the Lenders for use in the transactions contemplated hereby that, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

4.8.  No Default

         No event has occurred and is continuing that constitutes a Potential Event of Default or an Event of Default.

4.9.  Compliance with Contracts, Etc.

         Neither the Company nor Chancellor is in violation of (A) its certificate of incorporation, by-laws or other organizational documents or (B) any applicable law, ordinance, administrative or governmental rule or regulation, except, with respect to this clause (B), for such violations that would not, singly or in the aggregate, have a Material Adverse Effect, or (C) any order, decree or judgment of any Tribunal having jurisdiction over any of them; no event of default or event that but for the giving of notice or the lapse of time, or both, would constitute an event of default on the part of either the Company or Chancellor exists under any material Contractual Obligation.

4.10.  No Litigation

         There is no Litigation pending or, to the best knowledge of the Company, threatened, by, against or that may relate to or affect (a) the Transactions or (b) the Company, Chancellor or Subsidiaries of Chancellor that, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no outstanding injunctions or restraining orders prohibiting consummation of any of the transactions contemplated by the Loan Documents. Neither the Company nor Chancellor is in default with respect to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against any such Person or its business or activities. Neither the Company nor Chancellor has been advised that there is a reasonable likelihood of an adverse determination of any Litigation which adverse determination, should it occur, would have a Material Adverse Effect or a material adverse effect on the ability of the Company or Chancellor to consummate the Transactions and to execute, deliver and perform its respective obligations under the Loan Documents and each other document or instrument to be delivered in connection with the Transactions executed or to be executed by it.

4.11.  Use of Proceeds; Margin Stock, Etc.

         The proceeds of the Bridge Loan will be used solely for the purposes specified herein. None of such proceeds will be used for the purpose of purchasing or carrying any Margin Stock within the meaning of the applicable provisions of Regulation G, T, U or X, or for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry a Margin Stock or for any other purpose that might constitute this transaction a "purpose credit" within the meaning of the applicable provisions of Regulation G, T, U or X. The Company has not taken or will take any action that might cause any of the Loan Documents to violate the applicable provisions of Regulation G, T, U or X, or any other regulation of the Board of Governors of the Federal Reserve System.

4.12.  Taxes

         All material tax returns, foreign and domestic, required to be filed by the Company or Chancellor in any jurisdiction have been filed, and all material Taxes for which they are directly or indirectly liable or to which any of their respective properties or assets are subject have been paid prior to the time that such Taxes could give rise to a Lien thereon, except for Contested Claims. There is no material proposed tax assessment against the Company or Chancellor, and, to the best knowledge of the Company, there is no basis for such assessment, except for Contested Claims.

4.13.  ERISA

A. The Company and Chancellor and each of their respective ERISA Affiliates are in material compliance with all applicable provisions and requirements of the Internal Revenue Code and ERISA and the regulations thereunder with respect to each Employee Benefit Plan and have timely performed all their material obligations under each Employee Benefit Plan, in each case, to the extent applicable.

B. No ERISA Event has occurred or is reasonably expected to occur that individually or in the aggregate resulted in or might reasonably be expected to result in a Material Adverse Effect.

C. In accordance with the most recent actuarial valuations, the Amount of Unfunded Benefit Liabilities individually or in the aggregate for all Pension Plans (excluding for purposes of such computation any Pension Plans that have a negative Amount of Unfunded Benefit Liabilities), could not be reasonably expected to have a Material Adverse Effect.

D.  Neither the Company nor Chancellor is a party to any Foreign Plans.

4.14.  Compliance with Law

         Each of the Company and Chancellor is in compliance with all Laws, except where the failure to comply, singly or in the aggregate, would not have a Material Adverse Effect.

4.15.  Government Regulation

         Neither the Company nor Chancellor is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or other Law that regulates the Incurrence by the Company or Chancellor of Indebtedness, including, but not limited to, Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services.

4.16.  Capital Structure and Subsidiaries

         After giving effect to the Transactions, (i) the Company will have no interest in any Person other than Chancellor and Chancellor's direct and indirect subsidiaries and the Company will own, free and clear of all Liens, claims or restrictions on voting or transfer, all of the shares of outstanding Capital Stock of Chancellor and each of the entities set forth on such Schedule B as of the Closing Date owned by it, except as specified on Schedule B and
(ii) the Company will have no interest in any other Person. All of the issued and outstanding shares of Capital Stock of the Company and each of its Subsidiaries is, and at and as of the date of consummation of the Transactions will be, duly authorized, validly issued, fully paid and nonassessable.

4.17.  Intellectual Property

A. Schedule C sets forth a complete and correct list, as of the Closing Date, of: (i) all patented or registered Intellec-tual Property and pending patent applications or applications for registration of Intellectual Property owned or filed by or on behalf of the Company and Chancellor; (ii) all trade names and unregistered trademarks or service marks owned by or used by the Company and Chancellor; and (iii) all licenses of Intellectual Property to which the Company and Chancellor or any of them is a party, either as licensee or licensor. Except as set forth on Schedule C as of the Closing Date, each of the Company and Chancellor or any of them own or are licensed to use all Intellectual Property necessary to permit the operation of their businesses as currently conducted.

B. Except as disclosed on Schedule C as of the Closing Date, no material claim has been asserted by any Person with respect to the use of any such Intellectual Property, or challenging or questioning the validity or effectiveness of any such Intellectual Property. Except as disclosed on Schedule C, the use of such Intellectual Property by the Company and Chancellor does not infringe on the rights of any Person, subject to such claims and infringements as do not, in the aggregate, give rise to any liabilities on the part of the Company or Chancellor that would result in a Material Adverse Effect. The consummation of the Transactions will not in any material manner or to any material extent impair the ownership of (or the license to use, as the case may be) any of such Intellectual Property by the Company or Chancellor.

4.18.  Environmental Matters

         Except as set forth on Schedule D:

A. Each of the Company and Chancellor has complied in all material respects with all applicable Environmental Law and the requirements of any permits issued under such Environmental Law. There are no pending, past or threatened Environmental Claims against the Company or Chancellor or any Real Property currently or formerly owned, leased or operated by the Company or Chancellor. There are no facts, circumstances, conditions or occurrences concerning the operations of the Company or Chancellor (including, without limitation, disposal or transportation of Hazardous Substances) or concerning any Real Property owned, leased or operated by the Company or Chancellor, or on any property adjoining or in the vicinity of any such Real Property, that could reasonably be expected (a) to form the basis of an Environmental Claim against the Company or Chancellor or any such Real Property, or (b) to cause any such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability of such Real Property by the Company or Chancellor under any applicable Environmental Law.

B. Hazardous Material has not at any time been generated, used, treated or stored on, or transported to or from, any Real

Property owned, leased or operated by the Company or Chancellor where such generation, use, treatment or storage has violated or could reasonably be expected to violate any Environmental Law or could reasonably be expected to result in an Environmental Claim. Hazardous Material has not at any time been Released on or from any Real Property owned, leased or operated by the Company or Chancellor or, to the knowledge of the Company, in the vicinity of such Real Property, where such Release has violated or could reasonably be expected to violate any applicable Environmental Law or could reasonably be expected to result in an Environmental Claim against the Company or Chancellor. Except as disclosed on Schedule D.1., no underground storage tanks or related piping is located on any Real Property owned, leased or operated by the Company or Chancellor.

C. Notwithstanding anything to the contrary in this Section 4.18, the representations and warranties made in this Section 4.18 shall only be untrue if the aggregate effect of all liabilities, failures, violations and noncompliances of the types described above could reasonably be expected to have a material adverse affect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole.

4.19.  Survival of Representations and Warranties

         Subject to Section 9.10B, all representations and warranties in the Loan Documents shall continue until one year after repayment of the Notes and the Obligations, and any investigation at any time made by or on behalf of the Lenders shall not diminish the Lenders' right to rely thereon.

4.20.  Permits

         Except as disclosed on Schedule E as of the Closing Date or otherwise disclosed to the Lenders, the Company and Chancellor have, and immediately after the consummation of the Transactions will have such certificates, permits, licenses, franchises, consents, approvals, authorizations and clearances that are material to the condition (financial or otherwise), business or operations of the Company or Chancellor, taken as a whole ("Permits"), and are (and will be immediately after the consummation of the Transactions) in compliance in all material respects with all applicable Laws of all Tribunals as are necessary to own, lease or operate their respective properties and to conduct their businesses in the manner as presently conducted and to be conducted immediately after the consummation of the Transactions, and all such Permits are valid and in full force and effect and will be valid and in full force and effect immediately upon consummation of the Transactions. Each of the Company and Chancellor is, and immediately after the consummation of the Transactions will be, in compliance in all material respects with its respective obligations under such Permits and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of such Permits, except for any such revocation or termination as would not, singly or in the aggregate, have a Material Adverse Effect.

4.21.  Insurance

         Each of the Company and Chancellor carries or is entitled to the benefits of insurance (including self-insurance) in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar businesses, and all such insurance is (and will be immediately after the consummation of the Transactions) in full force and effect.

4.22.  Labor Matters

         No labor disturbance by the employees of either the Company or Chancellor exists or, to the best knowledge of the Company, is threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the Company's or Chancellor's principal suppliers, manufacturers or customers that could, singly or in the aggregate, have a Material Adverse Effect.

4.23.  Broker's or Finder's Fees

         Other than those payable as Transaction Costs, no broker's or finder's fees or commissions will be payable by the Company with respect to any transaction contemplated hereby and no similar fees or commissions will be payable by the Company for any other services rendered to the Company in connection with the transactions contemplated hereby and thereby, other than those payable to the Lenders and Agent. The Company represents, warrants, covenants and agrees that it will indemnify the Lenders and the Agent against, and hold each of them completely harmless from and against, any and all claims, demands or liabilities for broker's or finder's fees or similar fees or commissions asserted to have been incurred in connection with any of the transactions contemplated hereby.

SECTION 5  AFFIRMATIVE COVENANTS

         The Company covenants and agrees that, until the Bridge Loan and the Notes and all other amounts due under this Agreement have been paid in full it shall perform all covenants in this Section 5 required to be performed by it:

5.1.  Financial Statements and Other Reports

         The Company will maintain, and will cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP. The Company will deliver to the Lenders and the Agent:

         (i) within 30 days after the end of each fiscal month (other than the fiscal months ending March, June, September and December) of the Company,
(i) the combined and combining balance sheets of the Company and its Subsidiaries for each fiscal month, each as of the end of such month and the related combined and combining statements of income and statements of cash flows for such month and for the last elapsed portion of the fiscal year ended with the last day of such month, in each case setting forth in the statements of income only, the comparative figures for the corresponding month in the prior fiscal year and the budgeted figures for such month as set forth in the respective budgets delivered pursuant to Section 5.1(v) and (ii) the balance sheets of each of the Stations on an individual basis as of the end of such month and the related statements of income and statements of cash flows for such month and for the elapsed portion of the fiscal year ended with the last day of such month, in each case setting forth in the statements of income only, the comparative figures for the corresponding month in the prior fiscal year and the budgeted figures for such month as set forth in the respective budgets delivered pursuant to Section 5.1(v);

         (ii) as soon as available and in any event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year of the Company; (i) the combined and combining balance sheets of the Company and its Subsidiaries for each fiscal quarter, each as of the end of such quarter and the related combined and combining statements of income and statements of cash flows for such quarter and for the last elapsed portion of the fiscal year ended with the last day of such quarter and setting forth in the statements of income only, the comparative figures for the corresponding quarter in the prior fiscal year and the budgeted figures for such quarter as set forth in the respective budgets delivered pursuant to Section 5.1(v), and
(ii) the balance sheets of each of the Stations as of the end of such quarter and the related statements of income and statements of cash flows for such quarter and for the elapsed portion of the fiscal year ended with the last day of such quarter, in each case setting forth in the statements of income only, the comparative figures for the corresponding quarter in the prior fiscal year and the budgeted figures for such quarter as set forth in the respective budgets delivered pursuant to Section 5.1(v);

         (iii) within 95 days after the close of each fiscal year of the Company, (i) the consolidated and consolidating balance sheets of the Company and its Subsidiaries for each fiscal year, each as at the end of such fiscal year and the related statements of income and retained earnings and of cash flows for such fiscal year and, setting forth comparative figures for the preceding fiscal year and certified, in the case of such consolidated statements, by Coopers & Lybrand L.L.P. or such other independent certified public accountants of recognized national standing reasonably acceptable to the Agent, (ii) the balance sheets of each of the Stations at the end of such fiscal year and the related statement of income and retained earnings and statement of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year for income statements only and (iii) management's discussions and analysis of the important operational and financial developments during such fiscal year in respect of the Company and its Subsidiaries;

         (iv) promptly after the receipt thereof by the Company or any of its Subsidiaries, a copy of any final "management letter" received by the Company or such Subsidiary from its certified public accountants and a copy of management's responses thereto;

         (v) no later than 30 days following the commencement of the first day of each fiscal year of the Company, budgeted statements of income in form satisfactory to the Agent prepared by the Company for (x) each of the twelve months of such fiscal year prepared in detail, and (y) each of the four years immediately following such fiscal year prepared in summary form, in each case, of each of the Company and its Subsidiaries and each of the Stations on an individual basis accompanied by the statement of the President or Chief Financial Officer or the Senior Vice President of Finance or any other person designated in writing by the foregoing of the Borrower to the effect that, to the best of his knowledge, the budget is a reasonable estimate for the period covered thereby;

         (vi) together with each delivery of financial statements pursuant to Section 5.1(ii) above, (a) an Officers' Certificate of the Company stating that the signers have reviewed the terms of this Agreement and the Notes and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Company and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as of the date of the Officers' Certificate, of any condition or event that constitutes an Event of Default or Potential Event of Default, or, if any such condition or event ex-isted or exists, specifying the nature and period of existence thereof and what action the Company has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance (as determined in accordance with GAAP) during and at the end of such accounting periods with the restrictions contained in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.8 and 6.11;

         (vii) promptly, and in any event within three Business Days after an Officer of the Company obtains knowledge thereof, notice of (1) the occurrence of any event which constitutes a Default or Event of Default and (ii) any litigation or governmental investigation or proceeding pending (x) against the Company or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, (y) with respect to any material Indebtedness of the Company and its Subsidiaries taken as a whole or (z) with respect to any other document which could reasonably be expected to have a Material Adverse Effect;

         (viii) promptly, copies of all (x) financial information, proxy materials and other information and reports, if any, which the Company or any of its Subsidiaries shall file with the Commission or any successor thereto, or deliver to holders of its Indebtedness pursuant to the terms of the documentation governing such Indebtedness (or any trustee, agent or other representative therefor) and (y) material filings or communications with the FCC or under, or as required by, the Communications Act;

         (ix) from time to time, such other information or documents (financial or otherwise) with respect to the Company or its Subsidiaries as any Lender may reasonably request in writing;

         (x) promptly upon any executive officer of the Company obtaining knowledge (a) of any condition or event that constitutes an Event of Default or Potential Event of Default, or becoming aware that the Lenders or Agent has given any notice or taken any other action with respect to a claimed Event of Default or Potential Event of Default under this Agreement, (b) that any Person has given any notice to the Company or any Subsidiary of the Company or taken any other action with respect to a claimed default or event or condition that might result in an Event of Default referred to in Section 7.2, (c) of any condition or event that would be required to be disclosed in a current report filed with the Commission on Form 8-K whether or not the Company is required to file such reports under the Exchange Act or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such holder or Person and the nature of such claimed default, Event of Default, Potential Event of Default, event or condition, and what action the Company has taken, is taking and proposes to take with respect thereto;

         (xi) promptly upon any executive officer of the Company obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries (collectively, "Proceedings") not previously disclosed in writing by the Company to the Lenders or (Y) any material development in any Proceeding that, in any case:

    (1) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

    (2) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the Transactions; written notice thereof together with such other information as may be reasonably available to the Company or any of its Subsidiaries to enable the Lenders and its counsel to evaluate such matters;

         (xii) not later than the last day of each fiscal year of the Company, a report in form and substance satisfactory to the Agent outlining all material insurance coverage maintained as of the date of such report by the Company and its Subsidiaries and all material insurance coverage planned to be maintained by such Persons in the subsequent fiscal year;

         (xiii) in writing, promptly upon an executive officer of the Company obtaining knowledge that the Company or any of its Subsidiaries has received notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating any potential or actual liability arising in connection with (x) the noncompliance with or violation of the requirements of any Environmental Law that could reasonably be expected to have, in dividually or in the aggregate, a Material Adverse Effect, (y) the Release or threatened Release of any Hazardous Material, substance or constituent into the environment that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that Release the Company or any of its Subsidiaries would have a duty to report to a Tribunal under an Environmental Law, or (z) the existence of any Environmental Lien on any properties or assets of the Company or any of its Subsidiaries;

         (xiv) promptly after the availability thereof, copies of all material amendments to the certificate of incorporation or by-laws of the Company or Chancellor;

         (xv) promptly upon any Person becoming a Subsidiary of the Company, a written notice setting forth with respect to such Person (a) the date on which such Person became a Subsidiary of the Company and (b) all of the data required to be set forth in Schedule B with respect to all Subsidiaries of the Company; and

         (xvi) with reasonable promptness, such other information and data with respect to the Company or any of its Subsidiaries or any of their respective property, business or assets as from time to time may be reasonably requested by any Lender; provided that no information or data shall be required to be delivered hereunder or under any other provision of this Agreement if it would violate any applicable attorney-client or accountant-client privilege.

5.2.  Corporate Existence, Etc.

         The Company will at all times preserve and keep in full force and effect its corporate existence and rights and franchises to its business and those of each of its Subsidiaries, except as permitted by Section 6.6 or where the failure to so preserve or keep will not, singly or in the aggregate, have a Material Adverse Effect.

5.3.  Payment of Taxes and Claims

         The Company will, and will cause each of its Subsidiaries to, pay all material Taxes, assessments and other governmental charges imposed upon it or any of its material properties or assets or in respect of any of its franchises, business, income or property before any material penalty accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that have or may become a Lien upon any of its properties or assets prior to the time when any material penalty or fine shall be incurred with respect thereto, other than Contested Claims.

5.4.  Maintenance of Properties; Insurance

         The Company will maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of the Company and its Subsidiaries and from time to time promptly will make or cause to be made all necessary repairs, renewals and replacements thereof; provided that nothing in this
Section 5.4 shall prevent the Company or any of its

Subsidiaries from discontinuing the use, operation or maintenance of any such properties, or disposing of any of them, if such action is in the ordinary course of business or, in the reasonable good faith judgment of the Company or such subsidiaries, necessary or desirable in the conduct of its business or otherwise permitted by this Agreement. The Company will maintain or cause to be maintained, with financially sound and reputable insurers or with self insurance programs, in each case to the extent consistent with prudent business practices and customary in its industry, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage of the kinds (including, in any event, business interruption insurance) and in the amounts customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses and owning similar properties in the same general respective areas in which the Company and its Subsidiaries operate.

5.5.  Inspection

         The Company shall permit any authorized representatives designated by any Lender to visit and inspect any of the properties of the Company or its Subsidiaries, including, without limitation, its and their financial and accounting records, and to receive copies and extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that representatives of the Company or any of its Subsidiaries may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested.

5.6.  Equal Security for Loan and Notes

         If the Company or any of its Subsidiaries shall create, assume or suffer to exist any Lien upon any of their respective property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 6.2, the Company shall, unless waived by the Required Lenders, make or cause to be made effective provision whereby the Obligations under this Agreement will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured as long as any such Indebtedness shall be secured; provided that this covenant shall not be construed as or deemed to be a consent by the Lenders to any violation of the provisions of
Section 6.2; and provided, further, that the Company shall under no circumstances be required to make or cause to be made effective provision whereby the Obligations under this Agreement will be secured, directly or indirectly, by Margin Stock.

5.7.  Compliance with Laws, Etc.

         The Company shall, and shall cause each of its Subsidiaries to, comply with the requirements of all applicable Laws of any Tribunal, to the extent noncompliance, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

5.8.  Maintenance of Accurate Records, Etc.

         The Company shall keep, and will cause each of its Subsidiaries to keep, true books and records and accounts in which full and correct entries will be made of all its respective business transactions, and will reflect, and cause each of its Subsidiaries to reflect, in its respective financial statements adequate accruals and appropriations to reserves all in accordance with GAAP and consistent with prior business practices.

5.9.  ERISA Compliance

         Each of the Company and its Subsidiaries will (i) make prompt payment of all contributions that it is obligated to make under (x) all Pension Plans and that are required to meet the minimum funding standard set forth in ERISA with respect to each of the Pension Plans that is not a Multiemployer Plan, and
(y) all Multiemployer Plans, (ii) within 30 days after the filing thereof, furnish to the Lenders each Schedule B to the annual return/report (Form 5500 Series), required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA, with respect to each of the Pension Plans that is not a Multiemployer Plan for each Plan year, and (iii) notify the Lenders promptly upon becoming aware of any fact, including but not limited to, any Reportable Event arising in connection with any of the Pension Plans that is not a Multiemployer Plan, which could be reasonably expected to constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan, together with a statement as to the action, if any, proposed to be taken with respect thereto.

5.10.  Register

         The Company hereby designates the Agent to serve as the Company's agent, solely for purposes of this Section 5.10, to maintain a register (the "Register") on which it will record the Bridge Loan made by the Lenders and the repayment in respect of the principal amount of the Bridge Loan of the Lenders. Failure to make any such recordation, or any error in such recordation, shall not affect the Company's obligations in respect of the Bridge Loan. The transfer of the Bridge Loan

Commitment of the Lenders and the rights to the principal of, and interest on, the Bridge Loan made pursuant to the Bridge Loan Commitment shall not be effective until such transfer is recorded on the Register maintained by the Agent with respect to ownership of the Bridge Loan Commitment and the Bridge Loan and prior to such recordation all amounts owing to the transferor with respect to such Bridge Loan Commitment and Bridge Loan shall remain owing to the transferor. The registration of assignment or transfer of all or part of the Bridge Loan Commitment and the Bridge Loan shall be recorded by the Agent on the Register only upon the receipt by the Agent of a properly executed and delivered assignment and assumption agreement pursuant to Section 9.2A. Coincident with the delivery of such an assignment and assumption agreement to the Agent for acceptance and registration of assignment or transfer of all or part of the Bridge Loan, or as soon thereafter as practicable, the Lenders shall surrender the Notes evidencing the Bridge Loan, and thereupon a new Notes of the same type and in the same aggregate principal amount shall be issued to the assigning or transferor Lenders and/or the new Lenders.

5.11  Environmental Covenants.

A. Promptly upon, and in any event within ten (10) Business Days after, an officer of the Company or Chancellor obtains knowledge thereof, it will furnish to Agent notice of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to materially and adversely affect the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Company or of the Company and its Subsidiaries taken as a whole:

    (1) any pending or threatened Environmental Claim against the Company or Chancellor or any Real Property owned, leased or operated by the Company or Chancellor;

    (2) any condition or occurrence on or arising from any Real Property owned, leased or operated by the Company or Chancellor that (a) results in noncompliance by the Company or Chancellor with any applicable Environmental Law or (b) could reasonably be expected to form the basis of an Environmental Claim against the Company or Chancellor or any such Real Property;

    (3) any condition or occurrence on any Real Property owned, leased or operated by the Company or Chancellor that could reasonably be expected to cause such Real Property to be subject to any restrictions on the ownership, occupancy, use or transferability by the Company or Chancellor of such Real Property under any Environmental Law; and

    (4) the taking of any removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Company or Chancellor as required by any Environmental Law or any governmental or other administrative agency; provided that in any event the Company shall deliver to Agent all notices received by it or Chancellor from any government or governmental agency or other Person under, or pursuant to, CERCLA or similar state law.

All such notices shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and the Company's or Chancellor's response thereto. In addition, the Company will provide Agent with copies of all material communications with any government or governmental agency relating to Environmental Law, all communications with any Person (other than its attorneys) relating to Environmental Claims, and such detailed reports of any Environmental Claim as may reasonably be requested by the Agent.

B. The Company will comply, and will cause each Subsidiary to comply, in all material respects with any Environmental Law applicable to the ownership or use of any or all of the Real Property now or hereafter owned, leased or operated by the Company or Chancellor, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Law. None of the Company or Chancellor will generate, use, treat, store, release or dispose of, or permit the generation, use, treatment, storage, release or disposal of Hazardous Material on any Real Property now or hereafter owned, leased or operated by the Company or Chancellor, or transport or permit the transportation of Hazardous Material to or from any such Real Property except for Hazardous Material used or stored at any such Real Properties in material compliance with all applicable Environmental Law and reasonably required in connection with the operation, use and maintenance of any such Real Property, and so as not to give rise to a material Environmental Claim.

C. At the written request of Agent or the Lenders, at any time and from time to time, the Company will provide, at the Company's sole cost and expense, an environmental site assessment report concerning any Real Property now or hereafter owned, leased or operated by the Company or Chancellor, prepared by an environmental consulting firm chosen by the Company and approved by Agent; provided that such approval may not be unreasonably withheld, indicating the presence or absence of Hazardous Material and the potential cost of any required removal or remedial action in connection with any Hazardous Material on such Real Property; and further provided that such request may be made only if (1) there has occurred and is continuing an

Event of Default, (2) the Agent reasonably believes that the Company or Chancellor or any such Real Property is not in material compliance with an applicable Environmental Law, or (3) circumstances exist that reasonably could be expected to form the basis of an Environmental Claim against the Company or Chancellor. If the Company fails to provide the same within 90 days after such request was made, Agent may order the same, and the Company shall grant and hereby grants to Agent and the Lenders and their agents access to such Real Property and specifically grants Agent and the Lenders an irrevocable non-exclusive license, subject to the rights of tenants, to undertake such an assessment, all at the Company's expense.

SECTION 6  NEGATIVE COVENANTS

         The Company covenants and agrees that until the satisfaction in full of the Bridge Loan and the Notes and all other Obligations due under this Agreement it will fully and timely perform all covenants in this Section 6.

6.1.  Indebtedness

         The Company shall not, and shall not cause or permit any of its Subsidiaries, directly or indirectly, to Incur, or remain or become directly or indirectly liable with respect to, any Indebtedness, except for the following ("Permitted Indebtedness"):

         (i) the Company may Incur and remain liable with respect to the Obligations and the Notes;

         (ii) The Company and its Subsidiaries may Incur and remain liable with respect to Indebtedness under the Bank Financing Documents as such Bank Financing Documents are in effect on the Closing Date.

         (iii) the Subsidiaries of the Company may become and remain liable with respect to Contingent Obligations permitted by Section 6.5 and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

         (iv) the Company and its Subsidiaries may Incur and remain liable with respect to Intercompany Indebtedness;

         (v) the Company and its Subsidiaries may remain liable with respect to the Indebtedness that is existing on the Closing Date and is described on Schedule F;

         (vi) the Company and its Subsidiaries may Incur and remain liable with respect to Permitted Refinancing Indebtedness;

         (vii) (A) unsecured Indebtedness of the Subsidiaries owing to the seller in any acquisition permitted pursuant to Section 6.4(xi) and Section 6.12(iv) or (B) Indebtedness of the Subsidiaries of the Company assumed in connection with any such acquisition of an asset securing such Indebtedness in an aggregate principal amount not to exceed $3,750,000 at any time outstanding, for both clause (A) and clause (B) provided that such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such acquisition;

         (viii) the Company and its Subsidiaries may Incur and remain liable with respect to Indebtedness evidenced by Capitalized Lease Obligations in an amount not to exceed $3,000,000 in any fiscal year;

         (ix) the Company and its Subsidiaries may Incur and remain liable with respect to Indebtedness subject to Liens permitted under Section 6.2; and

         (x) the Company and its Subsidiaries may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed at any time outstanding $10,000,000.

6.2.  Liens

         The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Company or of any of its Subsidiaries, whether now owned or hereafter acquired, or assign or otherwise convey any right to receive any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the UCC of any State or under any similar recording or notice statute, except:

         (i)     Permitted Encumbrances;

         (ii) Liens on (a) Real Property Assets or (b) equipment, fixtures and other similar property of the Company and any of its Subsidiaries, in each case securing Indebtedness described in Section 6.1; provided that such Liens shall extend only to the equipment, fixtures, and other similar property so financed (and improvements or attachments thereto) and the proceeds thereof;

         (iii) the replacement, extension or renewal of any Lien permitted by this Section 6.2 upon or in the same property subject to such Lien and as security for the same obligations or any refinancings thereof to the extent such refinancings are permitted under
Section 6.1; provided that such Lien does not extend to or cover any property other than the property covered by such Lien immediately prior to such replacement, extension or renewal of such Lien (and improvements or attachments thereto) and the principal of the obligations secured thereby is not increased;

         (iv) Liens upon assets subject to Capitalized Lease Obligations to the extent permitted by Section 6.1(viii), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Company or any Subsidiary of the Company;

         (v) deposits made in the ordinary course of business to secure liabilities for premiums to insurance carriers, provided that such deposits do not exceed in the aggregate an amount equal to $2,500,000 at any time;

         (vi)    Liens to secure obligations permitted by Section 6.12(v);

         (vii) Liens on property or assets in existence at the time such property or assets are acquired pursuant to Section 6.4(xi) and Section 6.12(iv), provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 6.1(vii), and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such acquisition and do not attach to any other asset of the Company or any of its Subsidiaries;

         (viii) cash earnest money deposits in connection with acquisitions otherwise permitted under this Agreement in an amount not to exceed $10,000,000 in the aggregate; and

         (ix) additional Liens securing Indebtedness of the Company and its Subsidiaries not otherwise permitted under this Section 6.2 to the extent attaching to properties and assets with an aggregate fair market value not in excess of and securing liabilities not in excess of $2,500,000.

6.3.  Restricted Payments

         The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, (a) declare or pay any dividend, or make any distribution, on any Capital Stock of the Company (other than (i) dividends or distributions payable solely in Qualified Capital Stock of the Company and (ii) dividends on the Company's 7% Convertible Preferred Stock),
(b) purchase, redeem or otherwise acquire or retire for value any of the Company's Capital Stock, or any warrants, rights or options to acquire shares of any class of such Capital Stock or (c) make any principal payment on, purchase, defease, redeem, prepay, or otherwise acquire or retire for value, other than any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Indebtedness or Pari Passu Indebtedness of the Company (any such dividend, distribution, purchase, redemption, acquisition, retirement, defeasance or prepayment set forth in clauses (a), (b) and (c) above a "Restricted Payment").

         Notwithstanding the foregoing,

         (i) any Subsidiary of the Company may pay dividends to the Company or any Subsidiary of the Company;

         (ii) the Company may pay cash dividends, and Chancellor may pay cash dividends to the Company to enable the Company, to make payments (A) to pay management fees or executive compensation to the extent such management fees or executive compensation are permitted by the Bank Financing Documents and pursuant to the Monitoring and Oversight Agreements (as defined in the Bank Financing Documents and to the extent permitted therein), (B) to repurchase the Company's Common Stock and/or options to purchase Company Common Stock held by
(x) Dinetz pursuant to the Dinetz Employment Contract (as defined in the Bank Financing Documents) or (y) directors, executives, officers, members of management, or employees of the Company or any of its Subsidiaries upon the exercise of options in accordance with the Employee Stock Option Plan (as defined in the Bank Financing Documents), or (z) other stockholders of the Company so long as the purpose of such purchase is to acquire Company Common Stock for reissuance to new employees of the Company and its Subsidiaries to the extent so reissued within 12 months of any such purchase so long as the aggregate amount of cash expended by the Company pursuant to subclause (B) of this clause (iii) shall not exceed $2,500,000 in any fiscal year or $5,000,000 in the aggregate (plus the amount of cash proceeds paid by any new employee in consideration for reissuance of Company Common Stock repurchased by the Company to the extent received by the Company within 12 months following any such repurchase, minus the amount of cash paid in respect of the Company's Subordinated Notes permitted under Section 9.11(ii) of the Bank Financing Documents), and (C) on the Company's Subordinated Notes, to the extent permitted under Section 9.11(ii) of the Bank Financing Documents, so long as in the case of subclauses (B) and (C) of this clause (iii), no Potential Event of Default or Event of Default exists or would result therefrom;

         (iii) Chancellor may pay cash dividends to the Company for the purpose of paying, so long as all proceeds thereof are promptly used by the Company to pay franchise taxes and fed-eral, state and local income taxes and interest, and penalties with respect thereto, if any, payable by the Company;

         (iv) Chancellor may pay cash dividends to the Company to enable the Company to pay cash dividends to redeem fractional shares of its common stock so long as the aggregate amount thereof does not exceed $5,000;

         (v) Chancellor may pay regularly scheduled dividends on its Exchangeable Preferred Stock pursuant to the terms thereof solely through the issuance of additional shares of Exchangeable Preferred Stock;

         (vi) Chancellor may pay cash dividends to the Company for the purpose of making, so long as all proceeds thereof are promptly used by the Company to make, cash payments in lieu of issuing fractional shares of Company Common Stock upon the conversion of the Convertible Preferred Stock in an aggregate amount not to exceed $150,000;

         (vii) Chancellor may pay cash dividends on its Exchangeable Preferred Stock in lieu of issuing fractional shares of Exchangeable Preferred Stock; and

         (viii) Chancellor may pay cash dividends to the Company for the purpose of making, so long as all proceeds thereof are promptly used by the Company to make, payments (including voluntary prepayments) in respect of principal under this Agreement.

6.4.  Investments

         The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, make or own any Investment (other than Permitted Investments) in any Person, except:

         (i) the Company and its Subsidiaries may continue to own the Investments owned by them as of the Closing Date described on Schedule B;

         (ii) the Company and its Subsidiaries may make and own Investments received in connection with the bankruptcy of suppliers and customers or received pursuant to a plan of reorganization of any supplier or customer, in each case in settlement of delinquent obligations or disputes with such suppliers or customers;

         (iii) the Company and its Subsidiaries may acquire and hold accounts receivables owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary terms;

         (iv) the Company and its Subsidiaries may make loans and advances in the ordinary course of business to their respective officers, directors and employees so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed $1,000,000;

         (v) the Company may enter into Interest Protection Agreements to the extent entered into pursuant to the Bank Financing Documents;

         (vi) the Company may repurchase Company Common Stock to the extent permitted by Section 6.3;

         (vii) promissory notes and other similar non-cash consideration received by the Company and its Subsidiaries in connection with dispositions permitted by Section 6.6 and Section 6.12, so long as the aggregate principal amount thereof does not exceed $1,000,000 at any one time outstanding;

         (viii)  investments by the Company in any Subsidiary;

         (ix) investments by the Company or any of its Subsidiaries to the extent permitted by Section 9.07 of the Bank Financing Documents;

         (x) guarantees of Indebtedness made by the Company or any of its Subsidiaries to the extent otherwise permitted by Section 6.1;

         (xi) so long as no Potential Event of Default or Event of Default then exists or would arise therefrom, the Company may permit its Subsidiaries to, acquire the capital stock or assets of any Person so long as (x) any such acquisition is for all the capital stock or all or substantially all of the business of, or an operating division or a business unit of, such Person, (y) the aggregate consideration paid (including Indebtedness assumed in connection therewith) pursuant to this clause (xiii) does not exceed $50,000,000 and (z) the Company shall be in compliance with the financial covenants contained in Sections 9.08 through 9.10, inclusive, of the Bank Financing Documents, with such financial covenants to be calculated on pro forma basis as if such acquisition had been consummated on the first day of the then most recently ended Test Period (as defined in the Bank Financing Documents) (and any Indebtedness incurred, issued or assumed in connection therewith had been incurred on the first day of, and remained outstanding throughout, such Test Period); and

         (xii)   in addition to investments permitted by clause (i) through
(xi) of this Section 6.4, the Company and its Subsidiaries may make additional loans, advances and investments in an aggregate principal amount not to exceed $2,500,000 at any time outstanding.

6.5.  Contingent Obligations

         The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

         (i) the Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations outstanding on the Closing Date described in Schedule F, which Contingent Obligations may be refinanced, extended, renewed, refunded or defeased in whole or in part;

         (ii) the Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with the Acquisition, Asset Sales or other sales of assets; provided that the maximum assumable liability in respect of all such obligations shall at no time exceed the gross proceeds actually received by the Company and its Subsidiaries in connection with such Asset Sales and other sales;

         (iii) the Company and its Subsidiaries may become and remain liable with respect to guarantees of Indebtedness or Contingent Obligations of a Wholly Owned Subsidiary of the Company and a Subsidiary of the Company may become and remain liable with respect to guarantees of Indebtedness or Contingent Obligations of the Company or a Wholly Owned Subsidiary of the Company;

         (iv) the Company and its Subsidiaries may become and remain liable with respect to Contingent Obligations that (A) exist at the time a Person becomes a Subsidiary of the Company or (b) are assumed in connection with the acquisition of assets from a Person, but not incurred in contemplation of such Person becoming a Subsidiary of the Company;

         (v) the Company and its Subsidiaries may Incur and remain liable with respect to guarantees (other than guarantees of Indebtedness which is not a Capitalized Lease Obligation) made in the ordinary course of business, provided that such guarantees could not, individually or in the aggregate, have a Material Adverse Effect;

         (vi) the Company and its Subsidiaries may Incur and remain liable with respect to Contingent Obligations under Interest Rate Protection Agreements (as defined in the Bank Fi-nancing Documents) to the extent entered into pursuant to the Bank Financing Documents.

6.6.  Restriction on Fundamental Changes, Asset Purchases or Sales

         Subject to Section 5.2 and other than the sale of 100% of a Subsidiary of the Company in accordance with Section 2.4A(ii)(b) and Section 6.12, the Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, enter into any transaction, or series of related transactions, or merger, amalgamation, consolidation or combination, or consolidate, or liquidate, windup or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, sublease, transfer or otherwise dispose of, in one transaction or in a series of transactions, all or substantially all of its business, property or assets, whether now owned or hereafter acquired, except:

         (i)     in connection with the Acquisition or the Evergreen Merger;

         (ii) Capital Expenditures (as defined in the Bank Financing Documents) made by Chancellor and its Subsidiaries in the ordinary course of business;

         (iii) investments may be made to the extent permitted by Section 6.4 and Section 6.12;

         (iv) to the extent otherwise permitted pursuant to the Bank Financing Documents, the sale or other disposition of Stations of Chancellor or its Subsidiaries shall be permitted for cash at fair market value (as determined in good faith by the Company) so long as the proceeds thereof are applied in accordance with the requirements of this Agreement and Section 4.02(e) of the Bank Financing Documents;

         (v) the WDRQ Detroit Disposition (as defined in the Bank Financing Documents) shall be permitted; and

         (vi) any Subsidiary of the Company may be merged, amalgamated, consolidated or combined with or into the Company or any Wholly Owned Subsidiary of the Company or be liquidated, wound up or dissolved, or all or substantially all of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or in a series of transactions, to the Company or to any Wholly Owned Subsidiary of the Company; provided that (A) no Potential Event of Default or Event of Default shall have occurred and be continuing or would result therefrom, (B) in the case of such a merger, amalgamation, consolidation or combination of the Company and a Subsidiary of the Company, the Company shall be the continuing or surviving corporation, and (C) the surviving entity (I) continues to be bound as such under this Agreement and (II) executes and delivers to the Agent immediately upon consummation of such transaction a written confirmation or acknowledgment to such effect, in form and substance satisfactory to the Agent, together with evidence of appropriate corporate power, authority and action and a written legal opinion in form and substance satisfactory to the Agent to the effect that this Agreement continues to be a legal, valid and binding obligation of such entity, enforceable against such entity in accordance with its terms (subject to customary exceptions in respect of bankruptcy, insolvency and other equitable remedies) and with respect to such other matters as the Agent may reasonably request.

6.7.  Limitation on Dividend and Other Payment Restrictions Affecting
      Subsidiaries

         The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends or make any other distributions on its Capital Stock or any other interest or participation in, or measured by, such Subsidiary's profits; (b) make loans or advances or pay any Indebtedness or other obligation owed to the Company or to any Subsidiary of the Company; or (c) transfer any of its property or assets to the Company or to any Subsidiary of the Company (any such restriction or encumbrance a "Payment Restriction"), and except as permitted under any certificate of designation governing the terms of any issue of Preferred Stock of Chancellor and except for such encumbrances or restrictions existing under or by reason of: (1) any restrictions contained in (i) the Bank Financing Documents, the Loan Documents or the Chancellor Indentures or (ii) secured Indebtedness otherwise permitted to be incurred pursuant to Sections 6.1 and 6.2 that limits the right of the debtor to dispose of the assets securing such Indebtedness;
(2) any restrictions contained in the Acquisition Agreement; (3) customary nonassignment provisions of any lease or sublease governing a leasehold interest of any Subsidiary of the Company; (4) customary net worth provisions contained in leases and other agreements entered into by a Subsidiary in the ordinary course of business; (5) customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary; (6) applicable law; (7) any instrument that Refinances any Indebtedness effecting any such encumbrance or restriction pursuant to clause
(1) above; provided that the provisions relating to any such encumbrance or restriction in any such instrument are not materially less favorable to the Company or its Sub-sidiaries or the Lenders than those contained in the agreements referred to in clause (1); and (8) customary provisions restricting assignment of any licensing agreement entered into by a Subsidiary in the ordinary course of business.

6.8.  Restrictions on Additional Acquisitions

         The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, enter into any agreements to purchase or acquire all or a substantial portion of the business, property or assets of, or stock or other evidence of beneficial ownership of, any Person or any direction or line of business of any Person, other than the Acquisition or as permitted pursuant to Section 6.6.

6.9.  Transactions with Affiliates

         The Company will not, and will not permit any of its Subsidiaries to enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of the Company or any of its Subsidiaries, other than in the ordinary course of business and on terms and conditions substantially as favorable to the Company or such Subsidiary as would reasonably be obtained by the Company or such Subsidiary at that time in a comparable arm's-length transaction with a Person other than an Affiliate, except that:

         (i)     Dividends may be paid to the extent provided in Section 6.3;

         (ii) loans may be made and other transactions may be entered into by the Borrower and its Subsidiaries to the extent permitted by Sections 6.1, 6.4, 6.5 and 6.6;

         (iii) customary fees and reimbursement of expenses may be paid to directors of the Company;

         (iv) the Company, or to the extent not paid by the Company, Chancellor, may pay to Hicks, Muse & Co. Partners, L.P., its Affiliates or any successor thereto controlled by Jack D. Furst, Charles W. Tate, Thomas O. Hicks and/or John R. Muse, the amounts set forth in the Amended and Restated Financial Monitoring and Oversight Agreement dated as of January 1, 1996, among the Company, Chancellor and Hicks, Muse & Co. Partners, L.P. and the Financial Advisory Agreement dated as of January 1, 1996 among HM2/Management Partners L.P., the Company and Chancellor in the form delivered to the Agent on or prior to the Closing Date, as it may be modified thereafter but without giving effect to any modifications thereto that in any way adversely affects the interests of the Lenders (including, without limitation, by increasing in any respect the costs or liabilities of the Company or any of its Subsidiaries) without the consent of the Required Lenders other than increases in base fees as previously disclosed to the Agent (collectively, "the Monitoring and Oversight Agreements");

         (v) the Company and its Subsidiaries may enter into and make payments pursuant to employment arrangements with executive officers and senior management employees in the ordinary course of business;

         (vi) the Company and its Subsidiaries may make payments pursuant to employment agreements existing on the Closing Date;

         (vii) the Company and its Subsidiaries may make payments pursuant to the Tax Sharing Agreements;

         (viii) the Company and its Subsidiaries may maintain their present Operating Agreements (as defined in the Bank Financing Documents); and

         (ix)    the Company may make capital contributions to Chancellor.

6.10.  Subsidiary Stock

         Except for any sale of 100% of the Capital Stock or other equity securities of any of the Company's Subsidiaries in compliance with the provisions of Section 6.6, the Company will not, and will not permit any of its Subsidiaries to directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of Capital Stock or other equity securities of any of its Subsidiaries, except (i) to the Company or to a Wholly Owned Subsidiary of the Company, (ii) Asset Sales made in compliance with this Agreement or (iii) as security under the Bank Financing Documents.

6.11.  Business Activities

         The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, materially alter the nature of the consolidated business of the Company and its Subsidiaries from that in existence immediately after giving effect to the Transactions or similar or related businesses. The Company shall not engage in any business or other activity other than the ownership of the Capital Stock of the Subsidiaries of the Company.

6.12.  Asset Sales

         (a) The Company shall not, and shall not cause or permit any of its Subsidiaries to, directly or indirectly, con-summate any Asset Sale unless (1) the Company or such Subsidiary, as the case may be, receives consideration therefor at the time thereof at least equal to the fair market value at the time of such Asset Sale of the property, assets or stock that is the subject of such Asset Sale, (2) at least 75% of the consideration received therefor by the Company or such Subsidiary is in the form of cash or Cash Equivalents and (3) all of the Net Cash Proceeds in respect thereof are applied by the Company or a Subsidiary of the Company in accordance with Section 2.4A(ii)(b).

         (b) Notwithstanding the foregoing, none of the following shall be an Asset Sale for the purposes of Section 2.4(A)(ii)(b):

         (i) each of the Company and its Subsidiaries may make sales or other transfers of airtime in the ordinary course of business and consistent with past practices;

         (ii) licenses or sublicenses by the Company and its Subsidiaries of software, trademarks and other intellectual property and general intangibles and licenses, leases or subleases of other property in the ordinary course of business and which do not materially interfere with the business of the Company or any Subsidiary;

         (iii) the Company or any Subsidiary of the Company may transfer assets to or lease assets to or acquire or lease assets from the Company or any Subsidiary to the extent permitted under the Bank Financing Documents or any Subsidiary of Chancellor may be merged or consolidated with or into, or be liquidated or dissolved into, Chancellor or any other Subsidiary of the Company (so long as Chancellor or such Subsidiary is the surviving corporation);

         (iv) to the extent otherwise permitted pursuant to the Bank Financing Documents, Chancellor may, and may permit its Subsidiaries to, simultaneously enter into a Station Swap or a Stock Swap (each as defined in the Bank Financing Documents), so long as any cash proceeds received by Chancellor or any of its Subsidiaries in connection with any such Stock Swap or Station Swap shall be applied in accordance with Section 2.4A(ii)(b) of this Agreement and Section 4.02(e) of the Bank Financing Documents;

         (v) the Company and its Subsidiaries may sell or discount, accounts receivable arising in the ordinary course of business (x) which are overdue or (y) which the Company or its Subsidiaries may reasonably determine are difficult to collect, but only in connection with the compromise or collection thereof consistent with customary industry practice (and not as part of any bulk sale or financing of receivables);

         (vi) transfers of condemned property to the respective governmental authority or agency that have condemned same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such property or its designee as part of any insurance settlement, so long as the proceeds thereof are applied as required by Section 4.02(g) of the Bank Financing Documents;

         (vii) the SFX Exchange (as defined in the Bank Financing Documents) shall be permitted; and

         (viii) each of the Company and its Subsidiaries may sell or otherwise dispose of equipment in the ordinary course of business which, in the reasonable judgment of such Person, is obsolete, worn out or otherwise no longer useful, in the conduct of such Person's business.

         Nothing in this covenant shall be deemed to prevent the exercise of remedies by secured creditors of the Company or any Subsidiary of the Company.

SECTION 7  EVENTS OF DEFAULT

         If any of the following conditions or events ("Events of Default") shall occur and be continuing:

7.1.  Failure To Make Payments When Due

         Failure to pay any installment of principal of or interest on the Bridge Loan when due, whether at stated maturity, by acceleration, by notice of prepayment or otherwise; or

7.2.  Default in Other Agreements

         (A) Failure of the Company or any of its Subsidiaries to pay principal or interest on one or more issues of Indebtedness or Contingent Obligations of the Company or of any of its Subsidiaries when due (including, in the determination of such due date, any period of grace) (other than Indebtedness referred to in Section 7.1) or (B) breach or default by the Company or any of its Subsidiaries with respect to any other term of any one or more issues of Indebtedness or Contingent Obligations of the Company or of any of its Subsidiaries or any agreement or instrument evidencing or securing such Indebtedness or Contingent Obligations and, in any case, such failure, breach or default results in the acceleration of that Indebtedness or Contingent Obligation prior to its stated maturity and, in any case, the principal amount of such Indebtedness or Contingent Obligation and all other such Indebtedness or Contingent Obligations of the Company and its Subsidiaries in respect of which there is such a failure to pay principal or interest or which has been so accelerated equals $10,000,000 or more; or

7.3.  Breach of Certain Covenants

         Failure of the Company to perform or comply with any covenant, term or condition contained in Sections 2.4A(ii), 2.4A(iv) or 5.2; or

7.4.  Breach of Warranty

         Any representation, warranty or certification made by the Company in any Loan Document or in any statement or certificate at any time given by the Company in writing pursuant hereto or thereto or in connection herewith or therewith shall be false or incorrect in any material respect on the date as of which made or deemed made; or

7.5.  Other Defaults Under This Agreement or the Notes

         The Company shall default in the performance of or compliance with any covenant, term or condition contained in this Agreement or the Notes (other than those covered by Section 7.1, 7.3 or 7.4) and such default shall not have been remedied or waived in accordance with this Agreement within 30 days after the date of written notice from the holder or holders of not less than 25% in aggregate principal amount of the Bridge Loan then outstanding of such default; or

7.6.  FCC Denial

         The FCC shall have determined finally not to have granted approval of the transfer or other assignment of licenses contemplated by the Acquisition and the Acquisition Agreement.

7.7.  Involuntary Bankruptcy; Appointment of Custodian, Etc.

         A court of competent jurisdiction enters a Bankruptcy Order under any Bankruptcy Law that:

         (A) is for relief against the Company or any Material Subsidiary in an involuntary case or proceeding, or

         (B) appoints a Custodian of the Company or any Material Subsidiary for all or substantially all of its properties, or

         (C)     orders the liquidation of the Company or any Material
      Subsidiary,
and in each case the order or decree remains unstayed and in effect for 60 days.

7.8.  Voluntary Bankruptcy; Appointment of Custodian, Etc.

                 The Company or any Material Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                 (A)      commences a voluntary case or proceeding, or

                 (B) consents to the entry of a Bankruptcy Order for relief against it in an involuntary case or proceeding, or

                 (C) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

                 (D) makes a general assignment for the benefit of its creditors or files a proposal or scheme of arrangement involving the rescheduling or composition of its indebtedness, or

                 (E) consents to the filing of a petition in bankruptcy against it, or

                 (F) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally.

7.9.  Judgments and Attachments

         Any money judgment, writ or warrant of attachment, or similar process involving in any individual case or in the aggregate at any time an amount in excess of $1,000,000 (to the extent not covered by third-party insurance as to which the insurance company has not denied coverage) shall be entered or filed against the Company or any of its Subsidiaries or any of their respective properties or assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days or in any event later than five days prior to the date of any proposed sale thereunder; or

7.10.  Dissolution

         Any order, judgment or decree shall be entered against the Company or any Material Subsidiary decreeing the dissolution or split-up of the Company or that Material Subsidiary and such order shall remain undischarged or unstayed for a period in excess of 30 days.

SECTION 8  THE AGENT

8.1.  Appointment

         The Lenders hereby irrevocably designate and appoint Bankers Trust as Agent of the Lenders to act as specified herein and in the other Loan Documents, and the Lenders hereby irrevocably authorize Bankers Trust as the Agent to take such action on their behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such upon the express conditions contained in this Section 8. Notwithstanding any provision to the contrary elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent. The provisions of this Section 8 are solely for the benefit of the Agent and the Lenders, and, other than in connection with Section 8.9, the Company shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Lenders and the Lenders do not assume and shall not be deemed to have assumed any obligation or relationship of agent or trust with or for the Company.

8.2.  Delegation of Duties

         The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by Section 8.3.

8.3.  Exculpatory Provisions

         Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to the Lenders for any recitals, statements, representations or warranties made by the Company or any of their respective officers contained in this Agreement, any other Loan

Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document or for any failure of the Company or any of its officers to perform their obligations hereunder or thereunder. The Agent shall not be under any obligation to the Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of the Company or Chancellor. The Agent shall not be responsible to the Lenders for the effectiveness, genuineness, validity, enforceability, collectability or sufficiency of this Agreement or any other Loan Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent to the Lenders or by or on behalf of the Company to the Agent or the Lenders or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Bridge Loan or of the existence or possible existence of any Potential Event of Default or Event of Default.

8.4.  Reliance by Agent

         The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including, without limitation, counsel to the Company or any of its Subsidiaries), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders or such lesser amount as may be designated herein as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. As between the Agent and the Lenders, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders or such lesser amount as may be designated herein, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lenders.

8.5.  Notice of Default

         The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Event of Default or Event of Default hereunder unless the Agent has actually received notice from the Lenders, the Company or Chancellor referring to this Agreement, describing such Potential Event of Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders. The Agent shall take such action with respect to such Potential Event of Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, as between the Agent and the Lenders unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Event of Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

8.6.  Nonreliance on Agent and Other Lenders

         The Lenders expressly acknowledges that neither the Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to the Lenders. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and Chancellor and made its own decision to make the Bridge Loan and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other condition, prospects and creditworthiness of the Company and Chancellor. The Agent shall not have any duty or responsibility to provide the Lenders with any credit or other information concerning the business, operations, assets, property, financial and other condition, prospects or creditworthiness of the Company or Chancellor that may come into the possession of the Lenders or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

8.7.  Indemnification

         The Lenders agree to indemnify the Agent in its capacity as such ratably according to their respective "percentages" as used in determining the Required Lenders at such time, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment in full of the Obligations) be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Loan Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby of any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Company; provided that the Lenders shall not be liable to the Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this Section 8.7 shall survive the payment in full of all Obligations.

8.8.  Agent in Its Individual Capacity

         The Agent and its affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though the Agent were not the Agent hereunder. With respect to the Bridge Loan made by it as a Lender and all Obligations owing to it as a Lender, the Agent shall have the same rights and powers under this Agreement as the other Lenders and may exercise the same as though it were not the Agent and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

8.9.  Resignation of the Agent; Successor Agent

         The Agent may resign as the Agent upon 20 days' notice to the Lenders and the Company. Upon the resignation of the Agent, the Required Lenders shall appoint a successor Agent that is a bank or a trust company for the Lenders subject to prior approval by the Company (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall include such successor agent effective upon its appointment, and the resigning Agent's rights, powers and duties as the Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. If no successor Agent has been appointed as provided above by the 20th day after the date such notice of resignation was given by the Agent, the Agent's resignation shall become effective and the Required Lenders shall thereafter perform all the duties of the Agent hereunder and/or any other Loan Documents until such time, if any, as the Lenders appoint a successor Agent as provided above (and subject to the Company's approval as provided above).
After the resignation of the Agent hereunder, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 9  MISCELLANEOUS

9.1.  Representation of the Lenders

         Each Lender hereby represents that it is a commercial lender that makes loans in the ordinary course of its business and that it will make the Bridge Loan hereunder for its own account or the account of its affiliates in the ordinary course of such business.

9.2. Participations in and Assignments or Syndication of the Bridge Loan and Notes

A. The Lenders shall have the right at any time to participate out, sell, assign or syndicate all or any portion of the Notes or the Bridge Loan Commitment in an aggregate amount of not less than $1,000,000 upon the earlier to occur of December 31, 1997 and the date on which the Evergreen Merger is terminated, among any Eligible Assignee. In the case of any sale, transfer or negotiation of all or part of the Notes or the Bridge Loan Commitment authorized under this Section 9.2A, the assignee, transferee or recipient shall become a party to this Agreement as a Lender by execution of an assignment and assumption agreement; provided that (i) at such time Section 2.1A shall be deemed modified to reflect the Bridge Loan Commitment of such new Lenders and of any existing Lenders, (ii) upon surrender of the Notes, new Notes will be issued, at the Company's expense, to such new Lenders and to the assigning Lenders, such new Notes to be in conformity with the requirements of Section 2.1D (with appropriate modifications) to the extent needed to reflect the revised Bridge Loan Commitment, and (iii) the Agent shall receive at the time of each such assignment, from the assigning or assignee Lenders, the payment of a non-refundable assignment fee of $3,000.00; and provided, further, that such transfer or assignment will not be effective until recorded by the Agent on the Register pursuant to Section 5.10. To the extent of any assignment pursuant to this Section 9.2A, each as-signing Lender shall be relieved of its obligations hereunder with respect to its assigned Bridge Loan Commitment, and the assignee, transferee or recipient shall have, to the extent of such sale, assignment, transfer or negotiation, the same rights, benefits and obligations as it would if it were a Lender with respect to such Notes or Bridge Loan Commitment, including, without limitation, the right to approve or disapprove actions that, in accordance with the terms hereof, require the approval of the Lenders. At the time of each assignment pursuant to this Section 9.2A to an Eligible Assignee that is not already a Lender hereunder and that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for federal income tax purposes, the respective Eligible Assignee shall provide to the Company and the Agent the appropriate Internal Revenue Service Forms (and, if applicable, a Tax Certificate) described in Section 9.19F. Notwithstanding the foregoing, no Eligible Assignee, which as of the date of any assignment to it pursuant to
Section 9.2A would be entitled to receive any greater payment under Section
9.19 than the assigning Lenders would have been entitled to receive as of such day under such Section with respect to the rights assigned, shall be entitled to receive such payments unless the Company has expressly consented in writing to waive the benefit of this provision at the time of the assignment.

B. The Lenders may grant participations in all or any part of the Notes or the Bridge Loan Commitment in an aggregate amount of not less than $1,000,000 to a member of the Syndicate Group or to any Eligible Assignee, as the case may be, other than to an Eligible Assignee that has, or has an Affiliate that has, a principal line of business similar to any principal line of business of the Company. In the event of any such sale by the Lenders of a participating interest to a participant, each Lender's obligations under this Agreement shall remain unchanged, such Lenders shall remain solely responsible for the performance thereof, such Lenders shall remain the holder of the Notes for all purposes under this Agreement and the other Loan Documents and the Company and the agent shall continue to deal solely and directly with the Lenders in connection with each Lender's rights and obligations under this Agreement and the other Loan Documents. Any agreement pursuant to which any Lender shall sell any such participating interest shall provide that such Lender shall retain the sole right and responsibility to exercise such Lender's rights and enforce the Company's obligations hereunder, including the right to consent to any amendment, supplement, modification or waiver of any provision of this Agreement or any of the other Loan Documents, provided that such participation agreement may provide that such Lender will not agree to any amendment, supplement, modification or waiver described in clauses (i), (ii) or (iii) of the first sentence of Section 9.6 without the consent of the participant.

C. The Company shall, at its own cost and expense, provide such certificates, acknowledgments and further assurances in respect of this Agreement and the Bridge Loan as any Lender may reasonably require in connection with any participation, transfer or assignment pursuant to this Section 9.2.

D. Nothing in this Agreement shall prevent or prohibit the Lenders from pledging the Bridge Loan and Notes hereunder to a Federal Reserve Bank in support of borrowings made by the Lenders from such Federal Reserve Bank.

9.3.  Expenses

         Whether or not the transactions contemplated hereby shall be consummated, the Company agrees to promptly pay (i) all the actual and reasonable costs and expenses of preparation of the Loan Documents and all the costs of furnishing all opinions by counsel for the Company (including without limitation any opinions requested by the Lenders as to any legal matters arising hereunder), and of the Company's performance of and compliance with all agreements and conditions contained herein on its part to be performed or complied with; (ii) the reasonable fees, expenses and disbursements of counsel to the Agent in connection with the negotiation, preparation, execution and administration of the Loan Documents and the Bridge Loan hereunder, and any amendments, modifications and waivers hereto or thereto and consents to departures from the terms hereof and thereof; and (iii) after the occurrence of an Event of Default, all out-of-pocket costs and expenses (including reasonable attorneys fees and costs of settlement, provided that, unless an impermissible conflict of interest exists as to the joint representation of the Lenders and the Agent, the Company shall pay the reasonable fees of only one law firm to represent both the Lenders and the Agent) incurred by the Lenders or the Agent in enforcing any Obligations of or in collecting any payments due from the Company or under the Notes by reason of such Event of Default or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings.

9.4.  Indemnity

         In addition to the payment of expenses pursuant to Section 9.3, whether or not the transactions contemplated hereby shall be consummated, the Company agrees to indemnify, pay and hold each of the Agent, the Lenders and any holder of any of the Notes, and each of their respective officers, directors, partners, employees, agents, representatives and control persons (collectively called the "Indemnitees"), harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not such Indemnitee shall be designated as a party thereto, provided that, unless an impermissible conflict of interest exists as to the joint representation of the Indemnitees, the Company shall pay the reasonable fees of only one law firm to represent all of the Indemnitees), that may be suffered by, imposed on, incurred by, or asserted against that Indemnitee, in any manner resulting from, connected with, in respect of, relating to or arising out of this Agreement, the other Loan Documents, the Bridge Commitment Letter, the Lenders' agreements to make the Bridge Loan or the use or intended use of any of the proceeds of the Bridge Loan hereunder or the Acquisition (the "Indemnified Liabilities"); provided that the Company shall have no obligation to an Indemnitee hereunder with respect to Indemnified Liabilities (i) to the extent such liabilities are finally judicially determined to have resulted from (A) the gross negligence or willful misconduct of that Indemnitee or (B) the failure of such Indemnitee to perform its obligations under any Loan Document or (C) such Indemnitee's violation of law or (ii) in connection with the obligations of any Indemnitee under any Loan Document or for any transfer fees. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

9.5.  Setoff

         In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, the Lenders, the Agent and any subsequent holder of the Notes is hereby authorized by the Company at any time or from time to time, without notice to the Company, or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured but not including trust accounts, escrow accounts or any other accounts held for the benefit of another Person) and any other Indebtedness at any time held or owing by such Person or any such subsequent holder to or for the credit or the account of the Company against and on account of the obligations and liabilities of the Company to such Person or such subsequent holder under this Agreement and the Notes, including, but not limited to, all claims of any nature or de-scription arising out of or connected with this Agreement or the Notes, irrespective of whether or not (a) such Person or such subsequent holder shall have made any demand hereunder or (b) such Person or such subsequent holder shall have declared the principal of or the interest on its portion of the Bridge Loan and its Notes and other amounts due hereunder to be due and payable as permitted by Section 7 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

9.6.  Amendments and Waivers

         No amendment, modification, termination or waiver of any term or provision of this Agreement or the Notes shall in any event be effective without the prior written concurrence of the Company and the Required Lenders; provided that, notwithstanding the third sentence of Section 9.15, without the prior written consent of each Lenders affected, an amendment, modification, termination or waiver of this Agreement, any Notes, or consent to departure from a term or provision hereof or thereof may not: (i) reduce the principal amount of Notes whose holders must consent to any such amendment, modification, termination, waiver or consent; (ii) reduce the rate of or extend the time for payment of principal or interest on any Notes; (iii) reduce the principal amount of any Notes; (iv) make any Notes payable in money other than that stated in the Notes; (v) make any change in Section 2.4A(iv) or in the definition of Change of Control or in Section 9.6; (vi) make any change in
Section 2.4(A)(ii); (vii) reduce the rate or extend the time of payment of fees or other compensation payable to the Lenders hereunder; or (viii) waive performance by the Company of its obligations under, or consent to any departure from any of the terms and provisions of, Section 2.4A(iv); and provided, further, that without the consent of the Agent, no such amendment, modification, termination or waiver may amend, modify, terminate or waive any provision of Section 8 as the same applies to the Agent or any other provision of this Agreement as it relates to the rights or obligations of the Agent. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Company in any case shall entitle the Company to any further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 9.6 shall be binding upon each holder of the Notes at the time outstanding, each further holder of the Notes and, if signed by the Company, on the Company.

9.7.  Independence of Covenants

         All covenants hereunder shall be given independent effect so that if a particular action or condition is not per-mitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default or Potential Event of Default if such action is taken or condition exists.

9.8.  Entirety

         The Loan Documents and the Bridge Commitment Letter together embody the entire agreement of the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

9.9.  Notices

         Unless otherwise provided herein, any notice or other communications herein required or permitted to be given shall be in writing and may be personally served, telecopied, telexed or sent by mail and shall be deemed to have been given when delivered in person, upon receipt of telecopy or telex against receipt of answer back or four Business Days after depositing it in the mail, registered or certified, with postage prepaid and properly addressed; provided that notices shall not be effective until received. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in the manner provided above in this Section 9.9) shall be set forth under each party's name on the signature pages hereto.

9.10.  Survival of Warranties and Certain Agreements

A. All agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement and the Bridge Commitment Letter, the making of the Bridge Loan hereunder and the execution and delivery of the Notes and, notwithstanding the making of the Bridge Loan, the execution and delivery of the Notes or any investigation made by or on behalf of any party, shall continue in full force and effect. The closing of the transactions herein contemplated shall not prejudice any right of one party against any other party in respect of anything done or omitted hereunder or in respect of any right to damages or other remedies.

B. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Company set forth in Sections 9.3, 9.4, 9.14, 9.15, 9.17, 9.19 and 9.21 shall survive the payment of the Bridge Loan and the Notes or Notes, as the case may be, and the termination of this Agreement.

9.11.  Failure or Indulgence Not Waiver; Remedies Cumulative

         To the fullest extent permitted under applicable law, no failure or delay on the part of the Agent or any holder of any Notes in the exercise of any power, right or privilege hereunder or under the Notes shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. To the fullest extent permitted under applicable law, all rights and remedies existing under this Agreement or the Notes are cumulative to and not exclusive of any rights or remedies otherwise available.

9.12.  Severability

         To the fullest extent permitted under applicable law, in case any provision in or obligation under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.13.  Headings

         Section and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

9.14.  Applicable Law

         THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

9.15.  Successors and Assigns; Subsequent Holders of Notes

         This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of the Lenders. The terms and provisions of this Agreement shall inure to the benefit of any assignee or transferee of the Notes pursuant to Section 9.2A, and in the event of such transfer or assignment, the rights and privileges herein conferred upon the Lenders shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. Except as provided in Section 9.6, in determining whether the holders of a sufficient aggregate principal amount of the Bridge Loan shall have consented to any action under this Agreement, any amount of the Bridge Loan owned or held by the Company or any of its respective Affiliates shall be disregarded. The Company's rights or any interest therein hereunder may not be assigned without the prior express written consent of the Lenders.

9.16.  Counterparts; Effectiveness

         This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto, and delivery thereof to the Agent or, in the case of the Lenders, written telex or facsimile notice or telephonic notification (confirmed in writing) of such execution and delivery. The Agent will give the Company and the Lenders prompt notice of the effectiveness of this Agreement.

9.17.  Consent to Jurisdiction; Venue; Waiver of Jury Trial

A. Any legal action or proceeding with respect to this Agreement or the Notes may be brought in the courts of the State of New York or of the United States for the Southern District of New York, and, by execution and delivery of this Agreement, each of the parties to this Agreement hereby irrevocably accepts for itself and in respect of its respective property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties to this Agreement hereby further irrevocably waives any claim that any such courts lack jurisdiction over such party, and agrees not to plead or claim, in any legal action or proceeding with respect to this Agreement or the Notes brought in any of the aforesaid courts, that any such court lacks jurisdiction over such party. Each of the parties to this Agreement irrevocably consents to the service of process in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party, at its respective address for notices pursuant to Section 9.9, such service to become effective 30 days after such mailing. To the extent permitted by law, each of the parties to this Agreement hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under the Notes that service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any party to this Agreement to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any party in any other jurisdiction.

B. Each of the parties to this Agreement hereby irrevocably waives any objection that it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or the Notes brought in the courts referred to in clause A above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

C. Each of the parties to this Agreement hereby irrevocably waives all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the Notes or the transactions contemplated hereby or thereby.

9.18.  Payments Pro Rata

A. The Agent agrees that promptly after its receipt of each payment of any interest or premium on or principal of the Notes from or on behalf of the Company, it shall, except as otherwise provided in this Agreement, distribute such payment, where applicable, to the Lenders (other than any Lenders that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective pro rata shares, if any, of such payment.

B. Each Lender agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Loan Documents, or otherwise) that is applicable to the payment of the principal of, or interest on, the Bridge Loan of a sum that with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lenders receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the Company to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that, if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

9.19.  Taxes

A. Any and all payments by the Company hereunder or under any of the other Loan Documents shall be made free and clear of and without deduction or withholding for any and all present or future Taxes, unless such Taxes are required by law or the administration thereof to be deducted or withheld and excluding (i) in the case of each of the Lenders and the Agent, Taxes imposed on its income, and franchise or similar taxes imposed on it, by (a) any jurisdiction (or political subdivision thereof) of which the Agent or the Lenders, as the case may be, is a citizen or resident or in which the Lenders has a permanent establishment (or is otherwise engaged in the active conduct of its banking businesses through an office or branch) serving as the Lenders' applicable lending office, or (b) the jurisdiction (or any subdivision thereof) in which the Agent or Lenders is organized or (c) any jurisdiction (or political subdivision thereof) in which the Agent or Lenders is doing business, which Taxes are imposed solely as a result of doing business in such jurisdiction, other than a jurisdiction in which a Lender or the Agent is doing business, as a result of a result of a connection arising solely from the activities of the Lender or Agent relating to this Agreement, (ii) in the case of the Lenders and the Agent, any Taxes that are in effect and that would apply to a payment to such Person, as applicable, as of the Closing Date, and (iii) if any Person acquires any interest in this Agreement (a "Transferee"), any Taxes to the extent that they are in effect and would apply to a payment to such Transferee as of the date of the acquisition of such interest, as the case may be (all such nonexcluded Taxes being hereinafter referred to as "Covered Taxes"). If the Company shall be required by Law or the administration thereof to deduct or withhold any Covered Taxes from or in respect of any sum payable hereunder or under any other Loan Document, (a) unless such requirement results from the failure of the payee to perform its obligations under Section 9.19F, the sum payable shall be increased as may be necessary so that after making all required deductions or withholdings (including deductions or withholdings applicable to additional amounts paid under this paragraph), the Lenders receives an amount equal to the sum it would have received if no such deduction or withholding had been made; (b) the Company shall make such deductions or withholdings; and (c) the Company forthwith shall pay the full amount deducted or withheld to the relevant taxation or other authority in accordance with applicable Law.

B. The Company agrees to pay forthwith any present or future stamp documentary taxes or any other excise or property taxes, charges or similar levies (all such taxes, charges and levies being herein referred to as "Other Taxes") imposed by any jurisdiction (or any political subdivision or taxing authority thereof or therein) that arise from any payment made by the

Company hereunder or under any of the other Loan Documents or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or the other Loan Documents.

C. The Company agrees to indemnify the Agent and the Lenders for the full amount of Covered Taxes or Other Taxes not deducted or withheld and paid by the Company in accordance with Sections 9.19A and 9.19B to the relevant taxation or other authority and any Taxes other than Covered Taxes or Other Taxes imposed by any jurisdiction on amounts payable by the Company under this
Section 9.19 paid by the Lenders or the Agent and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not any such Taxes or Other Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days from the date the Agent or the Lenders makes written demand therefor. A certificate as to the amount of such Taxes or Other Taxes and evidence of payment thereof submitted to the Company shall be prima facie evidence, absent manifest error, of the amount due from the Company to the Lenders or such Lenders.

D. The Company shall furnish to the Agent and the Lenders the original or a certified copy of a receipt evidencing any payment of Taxes or Other Taxes made by the Company as soon as such receipt becomes available.

E.  Any Lender claiming any additional amounts payable pursuant to this Section
9.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or the Agent, to change the jurisdiction of its applicable lending office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any additional amounts that may thereafter accrue and would not, in the sole determination of such Lenders, be otherwise disadvantageous to such Lenders.

F. Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) agrees to deliver to the Company and the Agent, on the date of this Agreement or, with respect to any Lender that becomes an assignee or transferee of an interest under this Agreement pursuant to Section 9.2A, on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form 4224 or Form 1001 (or successor forms) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Notes, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Internal Revenue Code and cannot deliver either Internal Revenue Serv-ice Form 1001 or Form 4224 pursuant to clause (i) above, two accurate and complete original signed copies of Internal Revenue Service Form W-8 (or successor form) certifying to such Lender's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Notes and a certificate (the "Tax Certificate") to the effect that (i) such Lender is not a "bank" for purposes of Section 881(c)(3)(A) of the Code, (ii) such Lender is not a "10-percent shareholder" with respect to the Company for purposes of Section 881(c)(3)(B) of the Code, and (iii) such Lender is not a "controlled foreign corporation" with respect to which the Company is a "related person" for purposes of Section 881(c)(3)(C) of the Code. In addition, the Lenders agree that, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect (or in the case of a change in law resulting in such obsolesce or inaccuracy, upon the request of the Company), it will deliver to the Company and the Agent two new accurate and complete original signed copies of Internal Revenue Service Form 4224 or Form 1001, or Form W-8 or Tax Certificate, as the case may be, and such other or successor forms or certifications as may be required in order to confirm or establish the entitlement of the Lenders to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Notes, or it shall immediately notify the Company and the Agent of its inability to deliver any such Form or Certificate. Subject to Section 9.2A and the immediately succeeding sentence, the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder or made on any other Loan Document for the account of any Lenders that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for U.S. Federal income tax purposes to the extent that the Lenders has not provided to the Company U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 9.19F and except as set forth in Section 9.2A, the Company agrees to pay additional amounts and to indemnify and hold harmless the Lenders (without regard to the identity of the jurisdiction requiring the deduction or withholding), and reimburse the Lenders upon its written request, in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the date of this Agreement or any assignment or transfer in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

G. The provisions of this Section 9.19 shall survive for twelve (12) months after the termination of the Agreement and repayment of all Obligations.

9.20.  Waiver of Stay, Extension or Usury Laws

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive it from paying all or any portion of the principal of or interest on the Bridge Loan as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Agreement; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

9.21.  Confidentiality

         The Lenders shall hold all nonpublic information obtained pursuant to the requirements of or in connection with this Agreement that has been identified as confidential by the Company or Chancellor in accordance with the Lenders' customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, it being understood and agreed by Chancellor and the Company that (i) in any event the Lenders may make disclosures reasonably required by any bona fide assignee, transferee or participant in connection with the contemplated assignment or transfer by the Lenders of the Bridge Loan or any participation therein (provided that such bona fide assignee, transferee or participant agrees in writing to be bound by the terms of a confidentiality agreement substantially similar to the provisions of this Section 9.21) or as required or requested by any governmental agency or representative thereof or pursuant to legal process; provided that unless specifically prohibited by applicable law or court order, the Lenders shall notify the Company of any request by any governmental agency or representative thereof (other than any such request in connection with any examination of the financial condition of the Lenders by such governmental agency) for disclosure of any such nonpublic information prior to disclosure of such information and (ii) the Lenders may share with any of their Affiliates, and such affiliates may share with the Lenders, any information related to the Company, Chancellor or the Company's or Chancellor's respective Affiliates (including information relating to creditworthiness), the Acquisition or the financing therefor; and provided, further, that in no event shall the Lenders be obli-gated or required to return any materials furnished by the Company or Chancellor. In connection with any sales, assignments or transfers referred to in Section 9.2A, the Lenders shall obtain agreements from the purchasers, assignees or transferees, as the case may be, reasonably satisfactory to the Company, that such parties will comply with this Section 9.21.

9.22.  Judgment Currency

         The Company agrees to indemnify the Agent and the Lenders against any loss incurred by any of them as a result of any judgment or order being given or made for any amount due under this Agreement or any other Loan Document and such judgment or order being expressed and paid in a currency (the "Judgment Currency") other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in the City of New York at which any such person on the date of payment of such judgment or order is able to purchase United States dollars with the amount of the Judgment Currency actually received by such person. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, United States dollars.

9.23.  Replacement of Lenders Under Certain Circumstances.

         If at time (a) the Borrower becomes obligated to pay additional amounts described in Section 9.19 as a result of any condition described in such section, (b) any Lender becomes insolvent and its assets become subject to a receiver, liquidator, trustee, custodian or other Person having similar powers or (c) any Lender becomes a Defaulting Lender, then the Borrower may, on ten (10) Business Days' prior notice to the Agent and such Lender, replace such Lender by causing such Lender to (and such Lender shall) assign pursuant to
Section 9.2 all of its rights and obligations under this Agreement to a Lender or other entity selected by the Borrower and acceptable to the Agent for a purchase price equal to the outstanding principal amount of such Lender's Bridge Loans and all accrued interest and fees and other amounts payable hereunder (including amounts payable under Section 9.4 as though such Bridge Loans were being paid instead of purchased); provided that (i) the Borrower shall have no right to replace the Agent, (ii) neither the Agent nor any Lender shall have any obligation to the Borrower to find a replacement Lender or other such entity, (iii) in the event of a replacement of a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this Section 9.23, in order for the Borrower to be enti-tled to replace such a Lender, such replacement must take place no later than one-hundred eighty (180) days after the Lender shall have demanded payment of additional amounts under one of the sections described in clause (a) of this
Section 9.23, as the case may be, and (iv) in no event shall the Lender hereby replaced be required to pay or surrender to such replacement Lender or other entity any of the fees received by such Lender hereby replaced pursuant to this Agreement. In the case of a replacement of a Lender to which the Borrower becomes obligated to pay additional amounts pursuant to clause (a) of this
Section 9.23, the Borrower shall pay such additional amounts to such Lender prior to such Lender being replaced and the payment of such additional amounts shall be a condition to the replacement of such Lender. The Borrower's right to replace a Defaulting Lender pursuant to this Section 9.23 is, and shall be, in addition to, and not in lieu of, all other rights and remedies available to the Borrower against such Defaulting Lender under this Agreement, at law, in equity or by statute.

          WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

                               BORROWER:

                               CHANCELLOR BROADCASTING COMPANY

                               By: /s/ J. D. KERREST
                                  ----------------------------------------------
                                       Name:   J. D. Kerrest
                                       Title:

                               Notice Address:

                               12655 North Central Expressway
                               Suite 405
                               Dallas, Texas  75243

                               Attention:  CEO
                               Telephone:  (972) 239-6220
                               Telecopy:   (972) 239-0220

                               with a copy (which shall not
                                 constitute notice) to:

                               Hicks, Muse, Tate & Furst
                                 Incorporated
                               200 Crescent Court, Suite 1600
                               Dallas, Texas  75201

                               Attention:  Lawrence D. Stuart, Jr.
                               Telephone:  (214) 740-7300
                               Telecopy:   (214) 740-7313

                               AGENT:

                               BANKERS TRUST NEW YORK CORPORATION,
                                 as agent

                               By: /s/ BRUCE D. CLASSON
                                  ----------------------------------------------
                                       Name: BRUCE D. CLASSON
                                       Title: Senior Vice President

                               Notice Address:

                               One Bankers Trust Plaza
                               130 Liberty Plaza
                               New York, New York  10006

                               Attention:
                               Telephone:  (212)
                               Telecopy:   (212)

                                                            LENDERS:

         Commitment:  $70,000,000                           BANKERS TRUST NEW YORK CORPORATION

                                                            By: /s/ BRUCE D. CLASSON
                                                               -------------------------------------------------------
                                                                    Name: Bruce D. Classon
                                                                    Title: Senior Vice President

         Commitment:  $25,000,000                           BANQUE PARIBAS

                                                            By: /s/ THOMAS G. BRANDT
                                                               -------------------------------------------------------
                                                                    Name: Thomas G. Brandt
                                                                    Title: Vice President

                                                            By: /s/ JOHN G. ACKER
                                                               -------------------------------------------------------
                                                                    Name: John G. Acker
                                                                    Title: Group Vice President

         Commitment:  $25,000,000                           NATIONSBANK OF TEXAS, N.A.

                                                            By: /s/ JENNIFER ZYDNEY
                                                               -------------------------------------------------------
                                                                    Name: Jennifer Zydney
                                                                    Title: Vice President

         Commitment:  $25,000,000                           TORONTO DOMINION (TEXAS), INC.

                                                            By: /s/ DARLENE RIEDEL
                                                               -------------------------------------------------------
                                                                    Name: Darlene Riedel
                                                                    Title: Vice President

         Commitment:  $25,000,000                           GOLDMAN SACHS CREDIT PARTNERS L.P.

                                                            By: /s/ EDWARD C. FORST
                                                               -------------------------------------------------------
                                                                    Name: Edward C. Forst
                                                                    Title: Authorized Signatory

                        CHANCELLOR BROADCASTING COMPANY



                             SCHEDULES AND EXHIBITS

                                       TO

                            SENIOR CREDIT AGREEMENT

                                                                      SCHEDULE A

                                 EXISTING LIENS

                                                                      SCHEDULE B

                                  INVESTMENTS

                                                                      SCHEDULE C

                             INTELLECTUAL PROPERTY

                                                                      SCHEDULE D

                             ENVIRONMENTAL MATTERS

                                                                      SCHEDULE E

                                    PERMITS

                                                                      SCHEDULE F

                             EXISTING INDEBTEDNESS

                                                                       EXHIBIT I

                             [FORM OF BRIDGE NOTE]

                        CHANCELLOR BROADCASTING COMPANY
                             SENIOR PROMISSORY NOTE

                                                              New York, New York

                                                                          [Date]

$___________

         FOR VALUE RECEIVED, Chancellor Broadcasting Company, a corporation for med under the laws of the State of Delaware (the "Borrower"), promises to pay to
the order of                ("Payee"), on the earlier of (i) the consummation of
the Evergreen Merger and (ii) July 2, 1999, Dollars ($      ).

         The Borrower also promises to pay interest on the unpaid principal amount hereof from the date hereof until paid in full at the rates and at the times that shall be determined in accordance with the provisions of the Senior Credit Agreement dated as of June 26, 1997, as the same may at any time be amended, modified or supplemented and in effect (the "Credit Agreement") among the Borrower, the Lenders named therein and Bankers Trust New York Corporation, as Agent.

         This Note is issued pursuant to and entitled to the benefits of the Credit Agreement to which reference is hereby made for a more complete statement of the terms and conditions under which the Bridge Loan evidenced hereby was made and is to be repaid. Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

         All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds to Payee at the office of Bankers Trust New York Corporation located at 130 Liberty Street, New York, New York 10006, or at such other place as shall be designated in writing for such purposes in accordance with the terms of the Credit Agreement. Each of Payee and any subsequent holder of this Note agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made here-under and of the date to which interest hereon has been paid; provided, however, that the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligation of the Borrower hereunder with respect to payments of principal or interest on this Note.

         Whenever any payment on this Note shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of the payment of interest on this Notes.

         This Note is subject to mandatory prepayment as provided in subsection 2.4A(ii) of the Credit Agreement and prepayment at the option of the Borrower as provided in subsection 2.4A(i) of the Credit Agreement.

         THE CREDIT AGREEMENT AND THIS NOTE SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

         Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided for in the Credit Agreement.

         The terms of this Note are subject to amendment only in the manner provided for in the Credit Agreement.

         No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligation of the Borrower, which is absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times and in the currency herein prescribed.

         The Borrower promises to pay all out-of-pocket costs and expenses, including reasonable attorneys' fees, all as provided in Section 9.3(iii) of the Credit Agreement, incurred in the collection and enforcement of this Note. The Borrower and endorsers of this Notes hereby waive diligence, presentment, protest, demand and notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

         IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer, as of the day and year and at the place first above written.

                                       CHANCELLOR BROADCASTING COMPANY

                                       By:
                                           -------------------------------------
                                                Name:
                                                Title:

                              TRANSACTIONS ON NOTE




          Amount of             Outstanding
          Principal             Principal
          Paid                  Balance                Notation
Date      This Date             This Date              Made By
----      ---------             -----------            -------


                       OPTION OF HOLDER TO ELECT PURCHASE

         If you wish to elect to have this Bridge Note purchased by the Borrower pursuant to Section 2.4A(iv) of the Credit Agreement (which relates to
a Change of Control), check the box: [   ]

         If you wish to elect to have only part of this Bridge Note purchased by the Borrower pursuant to Section 2.4A(iv) of the Credit Agreement, state the
amount:  $[     ]

Date:            Your Signature:
     --------                   -----------------------------------------------
                                (Sign exactly as your name appears on the
                                 other side of this Notes)

Signature Guarantee:
                    -----------------------------------------------------------

                                                                      EXHIBIT II

                         FORM OF COMPLIANCE CERTIFICATE

THE UNDERSIGNED HEREBY CERTIFY ON BEHALF OF CHANCELLOR BROADCASTING COMPANY (AND NOT INDIVIDUALLY) THAT:


         (i) We are the duly elected [Title] and [Title] of Chancellor Broadcasting Company, a corporation formed under the laws of the State of Delaware (the "Borrower");

         (ii)    We have reviewed the terms of the Senior Credit Agreement
dated as of             , 1997, by and among the Borrower, the Lenders named
therein and Bankers Trust New York Corporation, as Agent (the "Credit Agreement"), and the terms of the Notes, and we have made, or have caused to be made, under our supervision, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by the attached financial statements; and

         (iii) We have no knowledge of the existence of any condition or event that would suggest the failure of the Borrower's full and timely performance of all covenants contained in Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.8 and 6.11 of the Credit Agreement during or at the end of the accounting period covered by the attached financial statements or as of the date of this Compliance Certificate, except as set forth below.

         Described in a separate attachment to this Compliance Certificate are the exceptions, if any, to paragraph (iii), listing, in detail, the nature of the condition or event, the period during which it has existed and the action that the Borrower has taken, is taking, or proposes to take with respect to each such condition or event.

         The foregoing certifications together with the attached [TO BE PREPARED BY THE BORROWER] financial statements delivered with this Compliance
Certificate in support hereof, are made and delivered this [     ] day of
[  ], [      ], pursuant to Section 5.1(iii) of the Credit Agreement.
Capitalized terms used
herein shall have the meanings set forth in the Credit Agreement.

                                       CHANCELLOR BROADCASTING COMPANY

                                       By:
                                          --------------------------------------
                                                Name:
                                                Title:

                                       By:
                                          --------------------------------------
                                                Name:
                                                Title:

                                                                     EXHIBIT III

                          FORM OF NOTICE OF BORROWING

Bankers Trust New York Corporation
   as Agent
130 Liberty Street
New York, New York  10006

Attention:

Ladies and Gentlemen:

         The undersigned, Chancellor Broadcasting Company (the "Borrower"), refers to the Senior Credit Agreement dated as of June 26, 1997, as amended, supplemented or restated from time to time (the "Credit Agreement," the terms defined therein being used herein as therein defined) by and among the Borrower, the Lenders named therein and Bankers Trust New York Corporation, as Agent, and hereby gives you notice pursuant to Section 2.1B of the Credit Agreement that the Borrower wishes to borrow under Section 2.1 of the Credit Agreement and, in that connection, sets forth below the information relating to such borrowing (the "Proposed Borrowing") as required by Section 2.1B of the Credit Agreement:

         (i)     The date of the Proposed Borrowing, being a Business Day, is
                                , 1997.

         (ii) The aggregate amount of the Proposed Borrowing is $170,000,000.

                                 Yours truly,

                                 CHANCELLOR BROADCASTING COMPANY

                                 By:
                                    -------------------------------------------
                                      Name:
                                      Title:

                                                                      EXHIBIT IV

                               FORM OF OPINION OF
                           WEIL, GOTSHAL & MANGES LLP

                [Form of Opinion of Weil, Gotshal & Manges LLP]

                                                                          , 1997

Bankers Trust New York Corporation, Agent
One Bankers Trust Plaza, 14th Floor
New York, New York  10006

And the Lenders under the
Credit Agreement referred to below

                    Re:  Senior Credit Agreement

Ladies and Gentlemen:

         This opinion is furnished to you pursuant to Section 3.1(A)(7) of the Credit Agreement (as hereinafter defined). We have acted as counsel to Chancellor Broadcasting Company, a corporation formed under the laws of the State of Delaware (the "Borrower"), in connection with the Senior Credit
Agreement, dated as of                , 1997 (the "Credit Agreement"), by and
among the Borrower, the Lenders signatory thereto and Bankers Trust New York Corporation, as Agent for the Lenders (in such capacity, the "Agent"). Unless otherwise indicated, capitalized terms used and not otherwise defined herein have the meanings set forth in the Credit Agreement.

         We have reviewed the following documents (with such documents herein collectively referred to as the "Loan Documents"): (a) an executed copy of the Credit Agreement and the exhibits and schedules thereto and (b) the executed Notes. In rendering the opinion set forth herein, we have assumed, with your permission and without verification, (i) the due authorization, execution and delivery of the Loan Documents by all parties to such Loan Documents other than the Borrower and that each such Document is valid, binding and enforceable against the parties thereto other than the Borrower, (ii) the legal capacity of natural persons, (iii) the genuineness of all signatures, (iv) the authenticity of all documents submitted to us as originals and (v) the conformity to original documents of all documents submitted to us as copies. As to various questions of fact material to our opinion, we have relied upon the representations made in the Loan Documents and upon certificates of officers of the Borrower.

         In addition, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents or other instruments, as applicable, and of certificates or comparable documents or instruments of public officials and other instruments and documents and such examination of federal law, the law of the State of New York and the Delaware General Corporation Law as we have deemed relevant and necessary to form the basis for the opinions hereinafter set forth.

         We express no opinion on any matters under the law of any jurisdiction other than the federal law of the United States of America, the law of the State of New York and the Delaware General Corporation Law.

         Based upon the foregoing, and subject to the further qualifications, limitations, exceptions and assumptions herein set forth, we are of the opinion that:

         1. The Borrower (i) is a duly incorporated and validly existing corporation formed under the laws of the State of Delaware, and (ii) has the corporate power to conduct its business as now conducted and to own, or hold under lease, its assets and to enter into each of the Loan Documents and to perform its obligations thereunder.

         2. The execution, delivery and performance (in accordance with the terms thereof) by the Borrower of each of the Loan Documents to which it is a party has been duly authorized by all necessary corporate action of the Borrower.

         3. Each of the Loan Documents to which the Borrower is a party has been duly executed and delivered by the Borrower and constitutes the legally valid and binding obligation of the Borrower, and each of the Loan Documents is enforceable against the Borrower in accordance with its terms.

         4. The execution and delivery of the Loan Documents to which the Borrower is a party by the Borrower, the making of the Bridge Loan evidenced by the Notes and the application of the proceeds therefrom as provided in the Credit Agreement, and the performance by the Borrower of its obligations under the Loan Documents to which it is a party, do not: (a) violate any statute, rule or regulation applicable to the Borrower under the laws of the State of New York or the federal laws of the United States (including, without limitation, Regulations G, T, U or X of the Board of Governors of the Federal Reserve System); (b) contravene or violate the charter or articles and memorandum of association of the Borrower; (c) conflict with or result in the breach of or a default under any of the Borrower's material contracts or court orders to which the Borrower is subject or by which it or any of its properties are bound; or (d) to our knowledge, result in or require the creation or imposition of a Lien upon or with respect to any of the properties of the Borrower, except, in the case of (a), (b), (c) or (d) above, where such violation, conflict, default or creation or imposition of any Lien would not have, individually or in the aggregate, a Material Adverse Effect.

         5. The Borrower is not an "investment company" or a company "controlled by" an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         6. To our knowledge, no consent, authorization, order, registration approval, action by, or filing with, any governmental or public body pursuant to the laws of the State of New York, the Delaware General Corporation Law, or the federal laws of the United States is required to be obtained or made by the Borrower in connection with the making of the Bridge Loan except for (i) such consents, authorizations, approvals, orders, registrations or filings as have been made or obtained on or prior to the date hereof, or as permitted to be made or obtained after the date hereof pursuant to the Credit Agreement and
(ii) such consents, authorizations, approvals, orders, registrations or filings as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

         7. It is not necessary in connection with the execution and delivery of the Notes to register the Notes under the Securities Act of 1933, as amended (the "Act"), or to qualify an indenture with respect thereto under the Trust Indenture Act of 1939, as amended.

         8. To our knowledge, there is no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries or any of their respective properties or assets pending or threatened before any court, governmental agency or arbitrator not disclosed in such officer's certificate (a) that can reasonably be expected to have a Material Adverse Effect, or (b) that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the Acquisition, any of the Loan Documents or the other transactions contemplated thereby.

         Our opinions set forth above are subject in all respects to the following qualifications, limitations, exceptions and assumptions.

         (a) The opinions set forth above are subject, as to enforceability, to the effect of (i) any applicable bankruptcy (including, without limitation, preference and fraudulent conveyance), insolvency, reorganization, moratorium or similar laws affecting creditor's right generally, and (ii) general principles of equity (regardless of whether considered in proceedings in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief.

         (b) We express no opinion with respect to the following provisions to the extent that the same are contained in the Loan Documents: (i) provisions purporting to waive rights to notices, objections, demands, legal defenses, statutes of limitations, rights to trial by jury, or other benefits or rights that cannot be waived under applicable law; (ii) provisions purporting to affect the jurisdiction or venue of courts; (iii) provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent that the same are inconsistent with public policy; and (iv) provisions that decisions by a party are conclusive.

         (c) As to matters with respect to which our opinions are stated to be "to our knowledge" or words of similar effect, we have not undertaken any independent examination of facts, but have based our opinion in reliance upon certificates provided to us by officers of the Borrower and upon matters of which the attorneys in our Firm who have devoted time to this matter have actual current knowledge.

         (d) We have not been called upon to, and accordingly do not, express any opinion as to the various state and federal laws regulating banks or the conduct of their business that may relate to the Loan Documents or the transaction contemplated thereby. Without limiting the generality of the foregoing, we express no opinion as to the effect of the law of any jurisdiction other than the State of New York wherein any Lenders may be located or where an enforcement of the Loan Documents may be sought that limits the rates of interest legally chargeable or collectible.

         (e) The opinions expressed herein are as of the date hereof only, and we assume no obligation to update or supplement such opinions to reflect any fact or circumstance that may hereafter come to our attention or any change in law that hereafter occur or become effective.

         This opinion is being delivered upon the express instructions of the Borrower to the Agent and the Lenders, and is solely for their benefit in connection with the above transactions. This opinion may not be relied upon for any other purpose, or relied upon by any other person, firm or corporation for any purpose, without our prior written consent. Notwithstanding the immediately preceding sentence, this opinion may be relied upon by any assignee of all or a portion of the Bridge Loan as if it were addressed and had been delivered to them on the date hereof. The Agent and the Lenders may provide a copy of this opinion, for informational purposes only, to bank examiners and other regulatory authorities should they so request, or to their respective independent auditors and attorneys, or pursuant to order or legal process of any court or governmental agency.

                                        Very truly yours,

                                                                       EXHIBIT V

                   FORM OF OPINION OF CAHILL GORDON & REINDEL

                                                                      EXHIBIT VI

                        CHANCELLOR BROADCASTING COMPANY

                             OFFICERS' CERTIFICATE

                                                                          , 1997

BANKERS TRUST NEW YORK CORPORATION
One Bankers Trust Plaza
130 Liberty Street
New York, New York  10006

Ladies and Gentlemen:

         Referring to Sections 3.1(H) and 3.1(L) of the Senior Credit Agreement dated as of , 1997 (the "Credit Agreement"), by and among Chancellor Broadcasting Company (the "Borrower"), the Lenders named therein and Bankers Trust New York Corporation, as Agent, the undersigned duly elected, qualified and acting officers of the Borrower certify on behalf of the Borrower (and not individually) that:

         (i) the representations and warranties in Section 4 of the Credit Agreement are true, correct and complete in all material respects on and as of the date hereof to the same extent as though made on and as of this date except for those representations and warranties which relate to a specific date, which shall be true, correct and complete as of such date;

         (ii) the Borrower and its Subsidiaries have performed and complied in all material respects with all covenants and conditions contained in the Credit Agreement to be performed and observed by the Borrower or its Subsidiaries on or prior to the date hereof;

         (iii) all conditions to the consummation of the Acquisition and the Bank Financing set forth in the Acquisition Agreement and the Bank Financing Documents, as the case may be, have been satisfied substantially on the terms set forth therein and have not been waived or amended without the Agent's prior written consent; and

         (iv) there is not pending or, to my knowledge and the knowledge of the Borrower, threatened any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or its Subsidiaries or any property or asset of the Borrower or its Subsidiaries that is likely to result in a Material Adverse Effect, that has not been disclosed by the Borrower in writing to the Agent.

         All capitalized terms not so defined herein have the meanings ascribed to them in the Credit Agreement.

         The undersigned have read all conditions, and all definitions and provisions relating to such conditions, contained in the Credit Agreement, and have made or have caused to be made such examinations or investigations necessary to enable the undersigned to express the foregoing opinions.

                               Very truly yours,

                               CHANCELLOR BROADCASTING COMPANY

                               By:  ------------------------------------------
                                       Name:
                                       Title:

                               By:  ------------------------------------------
                                       Name:
                                       Title:

                                                                     EXHIBIT VII



                            CERTIFICATE OF SECRETARY
                                       OF
                        CHANCELLOR BROADCASTING COMPANY

         I,                                , Secretary of Chancellor
Broadcasting Company, a corporation formed under the laws of the State of Delaware (the "Company"), do hereby certify, on behalf of the Company and on behalf of Chancellor Radio Broadcasting, Inc. ("Chancellor"), (and not individually) that:

         1. Attached hereto as Annex A is a true, complete and correct copy of the Company's Certificate of Incorporation, and all amendments thereto, which is in full force and effect as of the date hereof, and no proceedings have been taken to amend, supplement, surrender or cancel the same as of the date hereof.

         2. Attached hereto as Annex B is a true, complete and correct copy of Chancellor's Certificate of Incorporation, and all amendments thereto, which is in full force and effect as of the date hereof, and no proceedings have been taken to amend, supplement, surrender or cancel the same as of the date hereof.

         3. Attached hereto as Annex C is a true, complete and correct copy of the Company's Bylaws as in effect on the date hereof.

         4. Attached hereto as Annex D is a true, complete and correct copy of Chancellor's Bylaws as in effect on the date hereof.

         5. Attached hereto as Annex E are full, true and correct copies of resolutions duly adopted by the Board of Directors of the Company on [ ], 1997. Such resolutions are all of the resolutions adopted by the Company that relate to the Transactions (as defined in the Senior Credit Agreement (the "Credit Agreement"), dated as of , 1997, by and among the Borrower, the Lenders named therein and Bankers Trust New York Corporation, as Agent), and such resolutions have not been modified or rescinded since their adoption and are in full force and effect as of the date hereof.

         6. There are no proceedings pending, or, to the best of the knowledge of the undersigned, threatened or contem-plated, for the merger, liquidation, dissolution or sale of all or substantially all of the assets of the Company or any Subsidiary, or that would otherwise threaten the Company's corporate existence other than as described in the Credit Agreement.

         7. Each person who, as a director or officer of the Company or any Subsidiary, executed and delivered the Credit Agreement, the Notes and each other document or instrument executed in connection therewith, was duly elected or appointed, qualified and acting as such director or officer at the respective times of such signing and delivery and the signatures of such persons appearing on such documents are their genuine signatures.

Dated:            , 1997         By:
                                    ------------------------------------------
                                     Name:
                                     Title: Secretary


         I,                              , Vice President of the Company, do
hereby certify on behalf of the Company (and not individually) that is the duly elected, qualified and acting Secretary of the Company and that the
signature of               set forth above is his genuine signature.

Dated:            , 1997         By:
                                    ------------------------------------------
                                     Name:
                                     Title: Vice President